MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this "Agreement") is dated as of February 12, 2015 (the "Effective Date") by and among: (i) Brooklyn Cheesecake & Desserts Company, Inc., a New York corporation ("Buyer" or "Purchaser") and (ii) Carl J. Pope, Theresa L. Calvert and Robert W. Monette ("Sellers");

WHEREAS, Sellers own One Hundred percent (100.00%) of the membership interests in Utility Partners, LLC, a Georgia limited liability company (the "Company"); and,

WHEREAS, the Company owns and operates the Business; and,

WHEREAS, the Sellers wishes to sell, assign and transfer to Buyer, and Buyer, for the consideration set forth below, wishes to purchase from Sellers, the Membership Interests on the terms and conditions more particularly set forth below.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.1 Definitions. For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, all initially capitalized terms used in this Agreement or any schedule attached hereto have meanings set forth in Schedule 1.1.

1.2 Interpretation and Usage. In this Agreement, unless a clear contrary intention appears: (a) the singular number includes the plural number and vice versa; (b) reference to any gender includes the other gender and the neuter, as applicable; (c) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (d) "hereunder", "hereof", "hereto" and words of similar import will be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or any Exhibit or Schedule attached hereto; "including" (and with correlative meaning "include" and "includes") means including, without limiting the generality of any description preceding such term, and will be deemed to be followed by the words "without limitation"; (e) Section headings are provided for convenience of reference only and will not affect the construction or interpretation of any provision hereof; (f) any references to "Section", "Schedule" or "Exhibit" followed by a number or letter or combination of the two refers to the corresponding Section, Schedule or Exhibit of or to this Agreement; (g) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and (h) references to documents, instruments or agreements will be deemed to refer as well to all addenda, exhibits, schedules or amendments.

1.3 Legal Representation of the Parties. This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party will not apply to any construction or interpretation hereof.

SECTION 2
SALE AND PURCHASE OF MEMBERSHIP INTERESTS

2.1 Sale of Membership Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the parties hereto will consummate the Contemplated Transactions.

2.2 Consideration. As consideration for the Membership Interests, Buyer shall pay the Purchase Price to Sellers. At Closing, Sellers shall allocate the Purchase Price among them in accordance with Schedule 2.2 hereof.

2.3 Closing. Unless the Parties otherwise agree in writing, the purchase and sale of the Membership Interests, and the payment of the Purchase Price will take place by facsimile transmission or by electronic mail in PDF format of all required documents (with the original executed documents to be delivered by overnight courier) to the offices of Richard J. Dreger, Attorney at Law, P.C., 11660 Alpharetta Highway, Building 700, Suite 730, Roswell, Georgia 33076 (Facsimile: (678) 566-6938, and will occur on or before the Closing. At Closing, all of Sellers' right, title and interest in and to the Membership Interests will be transferred and conveyed to Buyer, free of all claims, liens and encumbrances. At Closing, all of the Purchase Price Shares will be issued to Sellers free and clear of all encumbrances.

2.4 Closing Obligations.

(a) Conditions to Obligation of Buyer to Close. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(1) The representations and warranties of Sellers set forth in Section 3 shall be true and correct in all material respects at and as of the Closing Date;

(2) Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(3) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of Buyer to own the Membership Interests or for the Company to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(4) As of the Closing Date, the Company shall have Estimated Net Working Capital on hand of not less than the Net Working Capital Target. The Parties shall calculate the Final Net Working Capital Amount and adjust the Purchase Price in accordance with Schedule 2.4(a)(4).

(5) The Company shall have all Permits in place.

(6) All Assets shall be free and clear of all liens or third party claims and shall be in good working order;

(7) All Leases shall be in full force and effect.

(8) The Company shall not have any debt other than current accounts payable incurred in the ordinary course of business.

(9) The Company shall not be obligated to any contracts other than the Customer Contracts, the Leases and such vendor and supplier contracts as are acceptable to Buyer.

(10) The Customer Contracts shall be in full force and effect.

(11) All existing Company vendor and supplier contracts acceptable to Buyer shall be in full force.

(12) The Company shall have entered into three year minimum employment agreements in the form set forth in Exhibit 2.4(a)(12), with compensation packages as equally favorable to the Company as same exist as of the date of this Agreement, with the following of the Company's management personnel: Robert W. Monette, Jr., Bill Douglass, Barry Walker, Derrel Wilson, Bobby Knesal. Notwithstanding the foregoing, any employment agreement between the Company and Robert W. Monette, Jr. will contain restrictive covenants identical to those set forth in the Monette Restrictive Covenants.

(13) Seller Robert W. Monette shall have executed and delivered the Monette Restrictive Covenants to the Company and Buyer.

(14) The Sellers, other than Seller Robert W. Monette, shall have executed and delivered the Restrictive Covenants to the Company and Buyer.

(15) The Optech-Monette Members and Buyer shall have entered into the Optech Monette Right of First Refusal Agreement.

(16) The Optech RWM Member and Buyer shall have entered into the Optech RWM Right of First Refusal Agreement.

(17) On or before the Closing Date, Sellers will deliver to Buyer Sellers' Closing Documents.

(b) Closing Deliveries of Buyer. The obligation of Sellers to consummate the Contemplated Transactions is subject to the satisfaction of the following conditions:

(1) The representations and warranties of Buyer set forth in Section 4 shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such

representations and warranties are qualified by terms such as "material" and "material adverse effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

(2) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(3) No action, suit, or proceeding shall be pending or threatened against Buyer before any court or quasi-judicial or administrative agency of any federal, State, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling. or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(4) On or before the Closing Date, Buyer will deliver directly to Sellers the Buyer Closing Documents.

2.5 Closing Costs and Professional Fees; Apportionments.

(a) Sellers acknowledge and agree that Buyer shall have no duty or obligation to pay any taxes attributable to Sellers as a result of the purchase and sale of the Membership Interests. Buyer shall be solely responsible for all state or federal income taxes or similar taxes imposed on Buyer as a result of the Contemplated Transactions. Buyer acknowledges and agrees that Sellers shall have no duty or obligation to pay any Taxes attributable to Buyer as a result of the conveyance of the Purchase Price.

(b) Each Party shall be solely responsible for any legal or accounting fees, brokerage or finders' fees or agents' commissions or other similar payments incurred by or agreed to by such party in connection with the execution and delivery of this Agreement or the completion of the Contemplated Transactions. Seller shall indemnify Buyer from and against any claims, actions, judgments and costs, including reasonable attorneys' fees incurred in defending against such actions or in enforcing the provisions of this paragraph, arising from any claims for compensation by any broker claiming to have assisted Seller in any aspect of this transaction. Buyer shall indemnify Seller from and against any claims, actions, judgments and costs, including reasonable attorneys' fees incurred in defending against such actions or in enforcing the provisions of this paragraph, arising from any claims for compensation by any broker claiming to have assisted Buyer in any aspect of this transaction.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF SELLERS

3.1 In order to induce Buyer to enter into this Agreement and consummate its obligations hereunder, the Sellers, jointly and severalty, hereby represent and warrant to Buyer that the following statements are true as of this date and shall be true as of the date of Closing:

(a) The Company is a limited liability company duly organized, validly existing and standing under the laws of the State of Georgia, with full corporate power and authority to conduct its

business as it is now being conducted, to own or use the Assets and to perform all of its obligations under the agreements to which it is a party.

(b) Sellers are the sole members of the Company and no third party has any ownership or economic interest in the Company either as a member, an economic interest holder or otherwise.

(c) Sellers have not assigned, mortgaged, hypothecated or pledged any interest in the Membership Interests to any third party.

(d) A true and correct copy of the Operating Agreement is attached hereto and made a part hereof as Exhibit 3.1(d). The Operating Agreement is in full force and effect and other than as shown on Exhibit 3.1(d) has not been altered or modified.

(e) There has been no event of cessation of membership in regard to any of the Sellers' Membership Interests as provided in O.C.G.A. § 14-11-601.1

(f) The Company was formed after July 1, 1999.

(g) Schedule 3.1(g) contains a complete list of all the Assets.

(h) The Company owns all of the Assets free and clear of any third party claim or lien except as set forth on Schedule 3.1(h).

(i) The Assets are sufficient to allow the Company to operate the Business without interruption.

(j) This Agreement constitutes the legal, valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Sellers Closing Documents, the Sellers Closing Documents will constitute the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with their respective terms. Each Seller has all power, authority and capacity to execute and deliver this Agreement and the Sellers Closing Documents and to perform its or his obligations under this Agreement and the Sellers Closing Documents. Except as set forth on Schedule 3.1(j), neither the execution and delivery of this Agreement or any Seller Closing Document by any Seller nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i) Breach or otherwise conflict with any provision of the articles of organization or formation, articles of incorporation, operating agreement, bylaws, or other governing documents, as applicable, of the Company, or contravene any resolution adopted by the members, managers, shareholders, officers, or directors of the Company;

(ii) Breach or otherwise conflict with any of any term or provision of any charter, by-law, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company or Sellers are bound, and the execution and delivery of and performance and compliance with this Agreement by Sellers will not result in the violation of or be in

conflict with or constitute a default under any such term or provision referred to hereinabove or result in the creation of any mortgage, lien, encumbrance or charge upon the Membership Interests or Assets pursuant to any such term or provision;

(iii) Breach or otherwise conflict with or result in a violation or breach of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit, consent or approval that is held or being applied for by or on behalf of the Company or that otherwise relates to any of the Assets or the Business;

(iv) Cause Buyer (or any affiliate thereof) to become subject to, or to become liable for the payment of, any tax, except for state or federal income taxes or similar taxes imposed on Buyer as a result of the Contemplated Transactions;

(v) Breach or otherwise conflict with any provision of, or give any third party person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any contract or agreement to which the Company is a party or by which the Company is bound; or

(vi) Result in the imposition or creation of any encumbrance, claim or lien on any of the Membership Interests or Assets.

(k) The Membership Interests are uncertificated.

(l) Except as set forth on Schedule 3.1(l), neither the Company nor any Seller is required to give any notice to, or obtain any consent from, any third party in connection with the execution and delivery of this Agreement or the Sellers Closing Documents or the consummation of any of the Contemplated Transaction, including any consent required in order for the Company to preserve and maintain (after giving effect to the purchase by Buyer of the Membership Interests) the Permits.

(m) The Financial Records, all of which have been made available to Buyer, are complete, current and correct in all material respects, represent the actual condition of the Company and the Business as of the date of this Agreement, and disclose all debts, liabilities and obligations of the Company, whether accrued, absolute, contingent or otherwise due or to become due (including, without limitation, liabilities for taxes of any kind whatsoever), arising out of any stated facts existing on or prior to the date of such balance sheet or other record. The balance sheets and financial records are prepared in accordance with sound business practices and are applied on a consistent basis with prior periods. Since the date of the balance sheets and financial records referred to hereinabove, there has not been any adverse change in or event or condition adversely affecting the condition (financial or otherwise) of the Company, the Business or the Assets.

(n) The Company does not have any liabilities or obligations in respect of the Business or the Assets except for (i) ongoing performance obligations under the contracts and agreements set forth in Schedule 3.1(n), (ii) trade payables and accrued liabilities incurred in the ordinary course of the Business; and (iii) the Company's retained liabilities that are reflected in the most current financial statements;

(o) Sellers and the Company have complied with all of their obligations with respect to the timely payment of taxes applicable to the Membership Interests, the Company, the Business and all Assets. All taxes owed by or attributable to the Membership Interests, the Company, the Business and all Assets have been paid. There is no proceeding, or audit by any taxing authority or any claim for refund now in progress, pending or threatened against or with respect to the Sellers or the Company regarding taxes with respect to the Company, the Business or the Assets. There are no existing or threatened claims, liens or encumbrances on any of the Membership Interests or Assets relating or attributable to taxes (other than statutory liens on the Assets for payroll taxes not yet due and payable), and Sellers do not have any knowledge of any reasonable basis for the assertion of any claim relating or attributable to taxes which, if adversely determined, would result in any encumbrance or lien on the Membership Interests or any of the Assets. The Company has withheld and paid all taxes required to have been withheld and paid in connection with any amounts paid or owing by the Company to any employee, independent contractor, creditor, member, manager or other Person.

(p) Each Permit is valid and in full force and effect. Sellers have delivered, or have caused to be delivered, to Buyer or copies of (i) all the Permits, and (ii) all other correspondence between the Company or its representatives and the applicable governmental bodies in connection with the Permits and applications therefore.

(q) All Permits are valid and in full force and effect. The Company is, and at all times since the formation of the Company, has been, in compliance with all of the terms and requirements of each Permit. No event bas occurred or circumstance exists that may (with or without notice or lapse of time) (a) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Permit, or (b) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to any Permit.

(r) Neither Sellers nor the Company have received at any time since the formation of Seller any notice or other communication (whether oral or written) from any governmental body or any other party regarding (i) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Permit, or (ii) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Permit.

(s) All applications required to have been filed for the renewal of the have been duly filed on a timely basis with the appropriate governmental bodies, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate governmental bodies.

(t) The Company is and at all times since the Company's formation, has been, in material compliance with all legal requirements applicable to the Company so as to allow the Company to conduct or operate the Business and the ownership or use of any of the Assets. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a material violation by the Company of, or a material failure on the part of the Company, to comply with any all legal requirements relating to the Business or the Assets, or may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature relating to the Business or the Assets. Neither the Sellers nor the Company have received, at any time

since the formation of the Company, any notice or other communication from any governmental body or any other party regarding (a) any actual, alleged, possible or potential violation of, or failure to comply with, any legal requirement necessary for the operation of the Business or the Assets, or (b) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature relating to the Business or the Assets.

(u) There are no proceedings, a notice of which has been served or otherwise communicated by or to any of the Sellers or the Company or to the knowledge of Sellers, pending or threatened (i) by or against the Company that in any way relates to or may affect the Business or the Assets, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions or the operation and ownership of the Business or the Assets. No event has occurred or circumstance exists that is reasonably likely to, give rise to or serve as a basis for, the commencement of any proceeding by or against any of the Company or the Sellers (i) that in any way relates to or may affect the Business or the Assets, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions or the operation and ownership of the Business and the Asset.

(v) There is no order or judgment to which any of the Sellers or the Company are subject that in any way relates to or could reasonably be expected to affect the Business or any of the Assets.

(w) There has not been any material adverse change in the operations, prospects, assets, results of operations or condition (financial or other) of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change. Neither the Sellers nor the Company have received any notice or other communication (written or oral) from any governmental body or any other party regarding the ability of the Company to own or operate the Business or the Assets, or the intention of any governmental body to challenge or oppose the Buyer's ownership or operation of the Company. In addition to the forgoing, since the date the Financial Records were prepared, the Company has conducted the Business only in the ordinary course of business and there has not been any:

(i) theft, damage to or destruction or loss of any vehicle or other Asset, whether or not covered by insurance, except for damage that has been repaired or for which appropriate replacement assets have been acquired before the date hereof;

(ii) termination of or receipt of notice of termination or nonrenewal of any Permit, license, approval, or other Governmental Authorization affecting the Assets or the Business;

(iii) sale, lease or other disposition of any Asset or property of Sellers used in the Business or the creation of any encumbrance, lien or third party claim on any Asset;

(iv) suffrage of any extraordinary losses or cancellation or waiver of any claims or rights with respect to the Business or the Assets;

(v) indication by any customer or supplier of the Business of an intention to discontinue or change the terms of its relationship with Sellers with respect to the Business); or

(vi) contract or agreement by Sellers to do any of the foregoing.

(x) All Customer Contracts, including customer names and termination dates are set forth in Schedule 2.4(a)(9) and all such information is true and correct. True and correct copies of all Customer Contracts have been delivered to Buyer and such Customer Contracts are in full force and effect.

(y) Neither Sellers, nor any representative thereof, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the execution and delivery of this Agreement or the completion of the Contemplated Transactions.

(z) Except as authorized by law, none of the Sellers, the Company, nor any of their respective officers directors, employees or agents, have, directly or indirectly, ever made, offered or agreed to offer anything of value to (i) any employees, representatives or agents of any customers of the Company for the purpose of attracting business to the Company or (ii) any domestic governmental official, political party or candidate for government office or any of their employees, representatives or agents.

(aa) None of the Sellers or the Company are insolvent and have not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition in bankruptcy filed against it, filed a petition or undertaken any action proceeding to be declared bankrupt, to liquidate its assets or to be dissolved. The fulfillment of the Contemplated Transactions will not cause any of the Sellers or the Company to become insolvent or to be unable to satisfy and pay their debts and obligations generally as they come due.

(bb) No representation or warranty or other statement made by Sellers in this Agreement, the Sellers' Closing Documents or any other instruments executed by any of the Sellers in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

(cc) Schedule 3.1(cc) sets forth the material terms of each of the Leases, including identity by street number of each of the Premises, name of landlord, term of each Lease and the Company's financial obligations under each Lease. The Sellers have provided Buyer with true and correct copies of all Leases. The Leases are in full force and effect, no default exists thereunder, and have not been modified, and the Contemplated Transactions will not constitute a default thereunder nor constitute grounds for termination thereof. The Company has not transferred assigned any of its rights under the Leases nor has it sublet any portion of any of the Premises. There are no condemnations, expropriations or other proceeding in eminent domain, pending or threatened, affecting any of the Premises or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings, pending or threatened, relating to the ownership, lease, use or occupancy of the Premises or any portion thereof. Each of the Premises are subject to a Lease.

(dd) Each of the Premises are currently zoned so as to allow the operation of the Business as currently being operated thereon. There are no pending or anticipated changes in any zoning or land use laws that will materially impair the development or use of any of the Premises or any portion thereof as they are currently being used. Each of the Premises are in compliance with the Premises Laws, and the current use and occupancy of each of the Premises do not violate any Premises Laws. Neither Sellers nor the Company have received any notice of violation of any Premise Law and there is no basis for the issuance of any such notice or the taking of any action for such violation. There are no pending or anticipated changes in any Premises Law that will have a material adverse effect on the ownership, operation, lease, use or occupancy or use of the Premises as they are currently being used (or any portion thereof).

(ee) All Permits which are required or appropriate to use, lease or occupy the Premises as currently operated have been issued and are in full force and effect. Neither the Company nor Sellers have received any notice from any governmental authority or other entity having jurisdiction over any of the Premises threatening a suspension, revocation, modification or cancellation of any governmental authorization or permit required to lease, occupy or operate any of the Premises and there is no basis for the issuance of any such notice or the taking of any such action, and neither Sellers nor the Company have received any notice or other communication (written or oral) from any governmental body or any other party regarding the ability of the Premises to be used, occupied, operated and constructed as they are currently used, operated and occupied.

(ff) There are no taxes, assessments, fees, special assessments, impact fees, charges or similar costs or expenses imposed by any governmental authority, association or other entity having jurisdiction over any of the Premises with respect to the Premises or portion thereof which are delinquent and which are not payable with respect to any period after the Closing Date.

(gg) Other than the Leases, there are no leases or subleases affecting any of the Premises and none of the Premises are subject to any outstanding agreement of sale, option, or other right of any third party to acquire any interest therein, except this Agreement. Except for the Leases, there are no contracts or any other agreements entered into by the Company which will affect any of the Premises and/or the Company after the Closing, including, but not limited to any maintenance, repair, service, pest control or supply, management, employment, equipment, equipment rental, or any other agreements used in connection with any of the Premises.

(hh) Each of the Premises are in good repair and fully suitable for the operation of the Business. The lessors under each of the Leases has fully complied with their obligations under the Leases. All improvements to any of the Premises of which the lessors are obligated to make have been fully completed in accordance with the Leases. All electrical, heating, air conditioning, plumbing and mechanical fixtures and systems located on each of the Premises are in good working order and condition.

(ii) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, or released any substance. including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) so as to give rise to any current or future liabilities, including any liability for fines, penalties, response costs, corrective action costs, personal injury, property

damage, natural resources damages or attorney's fees, pursuant to CERLA, SWDA or any Environmental Laws, nor have Sellers permitted any other Person to do so. Sellers have not assumed, nor Meridian otherwise become subject to, any liability, including without limitation any obligation for corrective or remedial action, of any other parties relating to any Environmental Laws.

(jj) (i) The Company has complied in all respects, and is presently in compliance in all respects, with all applicable Environmental Laws pertaining to its operation of the Business, (ii) neither the Sellers nor the Company has not received any written communication alleging that the Company is not in compliance with any applicable Environmental Law, (iii) the Company has not taken any action that could reasonably result in any liability (other than minor liabilities of nominal or no financial or other consequence) relating to the present use, management, handling, transport, treatment, generation, storage, disposal or release of any hazardous material. There are no pending or, threatened proceedings of any nature resulting from any environmental, health or safety liabilities or arising under or pursuant to any Environmental Law with respect to or affecting the Business.

(kk) Each item of equipment included in the Assets is in good repair and operating condition, ordinary wear and tear excepted, and is suitable for immediate use in the ordinary course of the Business. All tangible personal property included in the Assets is in the possession of the Company or its customers.

(ll) The Company owns all legal and beneficial right, title and interest in and to the Assets, all of which is free and clear of any encumbrance, lien or third party claim. The Assets are not leased and no third party has the right to use, operate or own the Assets or any portion thereof. There are no outstanding options, rights of first offer or rights of first refusal to purchase any of Assets or any portion thereof or interest therein.

(mm) Sellers have delivered or made available to Buyer true, correct and complete copies of all of the Company's vendor and supplier contracts. Each of the vendor and supplier contracts is in full force and effect and, except as set forth on Schedule 2.4(a)(9), is valid and enforceable in accordance with its terms and the closing of the Contemplated Transaction will not result in a termination thereof or a default thereunder. Upon Closing each such Company Contract will continue in full force and effect and will be valid and enforceable in accordance with its terms after the Closing.

(nn) The Company is, and at all applicable times have been, in compliance in all material respects with all applicable terms and requirements of each Company Contract. All parties to any Company Contract are and at all times have been, in full compliance with all applicable terms and requirements of such Company Contract; and no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a breach by any party to any Company Contract or give any party to any Company Contract the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Company Contract. Neither Sellers nor the Company have given to or received from any other party any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential breach of any Company Contract.

(oo) There are presently no renegotiations of, attempts to renegotiate or outstanding rights of any parties to renegotiate any material provision (including fees or other payment amounts) under any Company Contract and no party to any Company Contract has made any demand (written or oral) for such renegotiation.

(pp) Each Customer Contract has been entered into in the ordinary course of the Business and has been entered into without the commission of any act alone or in concert with any other party, or any consideration having been paid or promised, that is or would be in violation of any federal, state or local law, ordinance or regulation.

(qq) Sellers have provided to Buyer a complete list of the customers of the Business who are not bound to written contracts.

(rr) Schedule 3.1(rr) sets forth a detailed list of the employees of the Company who are employed in connection with the Business, containing at least the following details for each such employee; (i) name; (ii) part-time or full-time status; (iii) title or job description; (iv) employment commencement date; (v) salary or wage; (vi) available bonus or other contingent compensation; (vii) accrued and unused vacation days; (viii) accrued and unused sick days; (ix) benefit plan participation details (if any); (x) if on leave, the status of such leave (including reason for leave and expected return date); and (xi) details of any disciplinary problems within the past two (2) years. All salaries, wages and other compensation and benefits payable to each employee of the Company have been accrued and paid by the Company when due for all periods through the date hereof, and, as of the Closing Date, will have been paid by the Company when due for all periods through the Closing Date. The employment of each employee who is employed in connection with the Business can be terminated without notice and without severance, penalty or premium, other than payment of accrued salaries, wages and vacation benefits.

(ss) Since the Company's organization, the Company has complied in all respects with all applicable labor and other employment-related Legal Requirements, including those relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, payment of social security and employment related taxes and occupational safety and health. The Company is not liable for the payment of any taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing.

(tt) The Company has not been, and is not now, a party to any collective bargaining agreement or other labor contract with respect to the operation of the Business. Since the commencement of operation of the Business, there has not been, there is not presently pending, or existing or threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving the Company. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute in respect of the Business. No proceeding, charge, grievance proceeding or other claim relating to an alleged violation of any Legal Requirement pertaining to labor relations or employment matters, has been filed or threatened against or affecting the Company (or any director, officer, manager or employee thereof) relating to the actual or alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable governmental body, and there is no organizational activity or other labor dispute against or affecting the Business, and no application or petition for an election of or for

certification of a collective bargaining agent is pending or threatened There is no grievance or arbitration proceeding by any employee of the Company that might have an adverse effect upon the Company or the conduct of the Business is threatened or pending. There is no lockout by the Company of any employees of the Company, and no such action is contemplated by the Company. No charge of discrimination has been filed against or threatened against the Company (or any of its directors. officers or employees) with the Equal Employment Opportunity Commission or similar governmental body.

(uu) The Optech-Monette Members own a 100% interest in Optech-Monette, LLC, free and clear of any liens or third party claims whatsoever.

(vv) The Optech RWM Member owns a 100% interest in Optech RWM, free and clear of any liens or third party claims whatsoever.

SECTION 4
REPRESENTATIONS AND WARRANTIES OF BUYER

In order to induce Sellers to enter into this Agreement and consummate the Contemplated Transactions, Buyer hereby represents and warrants to Sellers as follows:

4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of New York, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under the agreements to which it is a party. Buyer has the full legal right, power, authority and capacity to enter into this Agreement, and all Buyer Closing Documents to which Buyer is a party, and to consummate the Contemplated Transactions.

4.2 Enforceability; Authority; No Conflict. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Buyer Closing Documents, the Buyer Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has all power, authority and capacity to execute and deliver this Agreement and the Buyer Closing Documents and to perform its obligations under this Agreement and the Buyer Closing Documents. Neither the execution and delivery of this Agreement or any Buyer Closing Document by Buyer nor the consummation or performance of any of the transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time):

(a) Breach or otherwise conflict with any provision of the articles of formation, operating agreement, other governing documents, of Buyer or contravene any resolution adopted by the members or officers of Buyer;

(b) Breach or otherwise conflict with any law, ordinance or regulation or judicial or administrative order to which may be subject or give any governmental body or other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under any law, ordinance or regulation or any judicial or administrative order to which Buyer may be subject;

(c) Breach or otherwise conflict with or result in a violation or Breach of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any authorization, Buyer Permit, Consent or approval that is held or being applied for by or on behalf of Buyer;

(d) Cause Sellers (or any affiliate thereof) to become subject to, or to become liable for the payment of, any tax, except for State or Federal income taxes or similar taxes imposed on Sellers as a result of the Contemplated Transactions; or

(e) Breach or otherwise conflict with any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any contract or agreement to which Buyer is a party or by which Buyer is bound.

4.3 Notices and Consents. Except as set forth on Schedule 4.3, Buyer is not required to give any notice to, or obtain any consent from, any third party in connection with the execution and delivery of this Agreement or the Buyer Closing Documents or the consummation of any of the Contemplated Transactions.

4.4 Brokers or Finders. Neither Buyer, nor any Representative thereof, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the execution and delivery of this Agreement or the completion of the Contemplated Transactions.

4.5 Corrupt Practices. Except in compliance with all applicable laws, ordinances or regulations, neither Buyer, nor its officers, directors, employees or agents, have, directly or indirectly, ever made, offered or agreed to offer anything of value to (a) any employees, representatives or agents of any customers of Buyer for the purpose of attracting business to Buyer or (b) any domestic governmental official, political party or candidate for government office or any of their employees, representatives or agents.

4.6 Solvency. Buyer is not insolvent and have not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition in bankruptcy filed against it, filed a petition or undertaken any action proceeding to be declared bankrupt, to liquidate its assets or to be dissolved. The Contemplated Transactions will not cause Buyer to become insolvent or to be unable to satisfy and pay its debts and obligations generally as they come due.

4.7 Disclosure. No representation or warranty or other statement made by Buyer in this Agreement, the documents delivered by Buyer pursuant hereto or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

SECTION 5
COVENANTS OF THE PARTIES

5.1 Cooperation. The Parties will cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and will (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents, and (c) do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

5.2 Confidentiality.

(a) Sellers hereby acknowledge and agree that, through their ownership or operation of the Company, they have occupied positions of trust and confidence with respect to the Company up to the date hereof and have had access to, and have become familiar with, some or all of the Confidential Information.

(b) Sellers hereby acknowledge and agree that the protection of the Company Confidential Information is necessary to protect and preserve the value of the Company, the Assets and the Business, and that without such protection, Buyer would not have entered into this Agreement and consummated the Contemplated Transactions. Accordingly, subject to the provisions of Section 5.2(c), each Seller hereby covenants and agrees, for himself/herself, his/her representatives and affiliates and his/her and their successors and permitted assigns, that, without the prior written consent of Buyer (which consent will be at the Buyer's absolute discretion to give or withhold), such Seller will not, nor will such Seller cause or permit any of its representatives or affiliates to, at any time on or after the Closing Date and through the fifth anniversary of the Closing Date, directly or indirectly, disclose to any third party or use for its own account or benefit or for the account or benefit of any other party, any Company Confidential Information.

(c) The provisions of Section 5.2(b) will not apply to any Company Confidential Information (i) that Sellers can demonstrate with documentary evidence is generally known to, and available for use by, the public other than as a result of the breach of this Agreement or any other agreement pursuant to which any person (including the Party or any Representative or Affiliate thereof) owes any duty of confidentiality to the other party or previously owed any duty of confidentiality to the other Party, or (ii) that is required to be disclosed pursuant to law or an administrative or judicial order so long as Buyer is notified of any such proceeding prior to the issuance of such order as set forth below. If a Seller (including any representative or affiliate thereof) becomes compelled by any Legal Requirement or an administrative or judicial order to disclose any Company Confidential Information, such Seller will provide Buyer with prompt written notice of such requirement so that Buyer or the Company may seek a protective order or other remedy in respect of such compelled disclosure. If such a protective order or other remedy is not obtained by or is not available to Buyer or the Company, then such Seller will be responsible for ensuring that only the minimum portion of such Company Confidential Information that is legally required to be disclosed is so disclosed, and such Seller will use all reasonable efforts to obtain assurances that confidential treatment will be given to such Company Confidential Information.

5.3 Transition.

(a) No Seller will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each Seller will refer all customer inquiries relating to the Business or Assets to the Company from and after the Closing.

(b) For a period of up to sixty (60) days following the Closing, the Parties will cooperate to provide each other with reasonable information systems support to permit a smooth transfer of business operations. In such regard, during such sixty (60)-day period, Sellers will provide Buyer with reasonable billing and other information systems support in connection with the operation of the Company and the Business

5.4 Injunctive Relief. The Parties acknowledge and agree that (a) the provisions of Sections 5.2 and 5.3 are reasonable and necessary to protect the legitimate business interests of the parties and their affiliates, (b) any violation of any covenant contained in Sections 5.2 and 5.3 would result in irreparable injury to the parties and their affiliates, the exact amount of which would be difficult, if not impossible, to ascertain or estimate, and (c) the remedies at law for any such violation would not be reasonable or adequate compensation to the parties and their affiliates for such a violation. Accordingly, notwithstanding any other provision of this agreement, if either party, directly or indirectly, violates any of its covenants or obligations under Sections 5.2 and 5.3, then, in addition to any other remedy which may be available to the other party or any affiliate thereof, at law or in equity, the parties and their affiliates will be entitled to injunctive relief against the other party, without posting bond or ether security, and without the necessity of proving actual or threatened injury or damage.

SECTION 6
INDEMNIFICATION; REMEDIES

6.1 All representations, warranties, covenants and obligations of the Parties contained in this Agreement and in the agreements, instruments and other documents delivered pursuant to this Agreement will survive the Closing and the consummation of the Contemplated Transactions, subject to the provisions of Section 6.6. The right of any Party to indemnification under this Section 6 for breach of representation, warranty or covenant for any other matter in respect of which indemnification is to be provided under this Section 6 will not be affected by any investigation (including any environmental investigation or assessment) conducted by such Party or any of its representatives, or any knowledge acquired (or capable of being acquired) by such Party at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, obligation or any other matter. The waiver by any Party of any of its conditions for Closing based upon the accuracy of any representation or warranty of the other Party, or on the performance of or compliance with any covenant or obligation of the other Party, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

6.2 The Sellers shall, and hereby agrees to, indemnify and hold harmless the Buyer Indemnified Parties at all times from and after the Closing Date against and in respect to any Damages resulting to the Buyer Indemnified Parties from:

(a) Any inaccurate representation made by the Sellers in or under this Agreement;

(b) Breach of any of the warranties made by the Sellers in or under this Agreement;

(c) Breach or default in the performance by the Sellers of any of the covenants to be performed by them hereunder; and

(d) Any debts, liabilities, or obligations of the Sellers, whether accrued, absolute, contingent or otherwise, due or to become due.

6.3 The Buyer shall, and hereby agrees to, indemnify and hold harmless the Seller Indemnified at all times from and after the Closing Date against and in respect to any Damages resulting to the Seller Indemnified Parties from:

(a) Any inaccurate representation made by the Buyer in or under this Agreement;

(b) Breach of any of the warranties made by the Buyer in or under this Agreement; and,

(c) Breach or default in the performance by the Buyer of any of the covenants to be performed by it hereunder.

6.4 In addition to their indemnification obligations under Section 6.2, each Seller, jointly and severally, hereby covenants and agrees that, to the fullest extent permitted by law, it will defend, indemnify and hold harmless the Buyer Indemnified Parties from and against any claims, actions, demands, losses, liabilities (joint or several), penalties, damages, judgments, costs and expenses, including costs of cleanup, containment or other remedial action and reasonable counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereto or in enforcing the provisions of this paragraph, resulting from, arising from or in connection with:

(a) any environmental, health and safety liabilities or obligations arising out of or relating to the conduct of the Sellers or the Company or of any activity by Sellers, the Company or any contractor thereof or relating to the Company, the Business or the Assets prior to Closing; or

(b) any bodily injury (including illness, disability or death, regardless of when such bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any party or any asset in any way arising from or allegedly arising from (i) any activity conducted by Sellers, the Company or any contractor thereof, or (ii) any material that was released or allegedly released by Sellers, the Company or any contractor thereof prior to the Closing.

6.5 In addition to its indemnification obligations under Section 6.3, Buyer hereby covenants and agrees that, to the fullest extent permitted by law, it will defend, indemnify and hold harmless the Seller Indemnified Parties for, from and against any claims, actions, demands, losses, liabilities (joint or several), penalties, damages, judgments, costs and expenses, including costs of cleanup, containment or other remedial action and reasonable counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereto or in enforcing the provisions of this paragraph, resulting from, arising from or in connection with:

(a) any environmental, health and safety liabilities or obligations arising out of or relating to the conduct the Company or of any activity by Buyer or the Company or any contractor thereof or relating to the Business or the Assets after Closing; or

(b) any bodily injury (including illness, disability or death, regardless of when such bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any party or any asset in any way arising from or allegedly arising from (i) any activity conducted by Buyer, the Company or any contractor thereof, or (ii) any material that was released or allegedly released by Buyer, the Company or any contractor thereof after the Closing.

6.6 Time Limitations.

(a) For purposes of this Agreement, a Buyer Indemnified Party may only assert a claim for indemnification during the Buyer Claims Period.

(b) For purposes of this Agreement, a Seller Indemnified Party may only assert a claim for indemnification during the Seller Claims Period.

Notwithstanding the foregoing, if before 5:00 p.m, Eastern Time, on the last day of the applicable Claims Period, any party against which an indemnification claim has been made hereunder has been properly notified in writing of such claim for indemnity hereunder and such claim has not been finally resolved or disposed of as of such date, then such claim will continue to survive and will remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms of this Agreement.

6.7 Claims. A claim for indemnification may be asserted by written notice to the party from whom indemnification is sought will be paid promptly (but in no event more than thirty (30) days after such notice, together with satisfactory proof of damages or other documents evidencing the basis of the damages sought, are received

6.8 Limitations. The indemnification provided for in Section 6.2, Section 6.3, Section 6.4 and Section 6.5 shall be subject to the following limitations:

(i) Sellers shall not be liable to the Buyer Indemnified Parties for indemnification under Section 6.2 or Section 6.4 until the aggregate amount of all indemnification obligations described under Section 6.2 and Section 6.4 exceeds the Threshold Amount in which event Sellers shall be jointly

and severally required to pay or be liable for all such indemnification obligations beginning from the first dollar after the Threshold Amount. The aggregate liability of Sellers to the Buyer Indemnified Parties in satisfaction of claims for indemnification pursuant to Section 6.2 and Section 6.4 shall not exceed the Cap.

(ii) Buyer shall not be liable to the Seller Indemnified Parties for indemnification under Section 6.3 or Section 6.5 until the aggregate amount of all indemnification obligations described under Section 6.2 and Section 6.4 exceeds the Threshold Amount, in which event Buyer shall be required to pay or be liable for all such indemnification obligations beginning from the first dollar after the Threshold Amount. The aggregate liability of Buyer to the Seller Indemnified Parties in satisfaction of claims for indemnification pursuant to Section 6.3 and Section 6.5 shall not exceed the Cap.

Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have with respect to the Contemplated Transactions.

SECTION 7
DUE DILIGENCE

7.1 Buyer shall have through and including the Inspection Period to inspect the Business, Premises and Assets and all records of Seller in relation to same. Inspection shall include, but not be limited to environmental inspections inspection of the Assets and Premises and an inspection of all business records of the Company. Buyer shall have a period of up to the conclusion of the Inspection Period in which terminate this Agreement for any reason, whereupon the parties shall have no further obligation to one another whatsoever. All costs of the above-referenced inspection shall be paid solely by Buyer. It is expressly agreed said inspection shall not relieve Seller of any obligations they may have under any warranty or representation contained in this Agreement.

SECTION 8
TERMINATION

8.1 Termination Pursuant to Section 7. If Buyer elects to terminate the Agreement during the Inspection Period pursuant to Section 7 above, the parties acknowledge the obligations of that certain Nondisclosure Agreement dated September 22, 2014, and agree to return all Information and materials provided by the other party (including all copies in whatever form) and to delete all electronic records of Information provided by the other party.

8.2 Absolute Final Closing Date. If Buyer does not terminate this Agreement during the Inspection Period pursuant to Section 7 above, the parties have committed to close the Contemplated Transactions not later than March 31, 2015 time being of the essence.

8.3 Termination Upon Failure to Close. If the parties do not close the Contemplated Transactions on or before 12:00 PM on March 31, 2015 (the "Termination Date") and have not signed an Amendment to this Agreement to extend the time, or if the parties at any time agree to terminate this Agreement, this Agreement shall terminate and the parties shall have no further rights against, or

obligations to, the other party except the above-described obligation to return materials and Information, all as more particularly described in the Nondisclosure Agreement. If the parties amend this Agreement to extend the time to close, the extended date and time shall be the Termination Date.

8.4 Definition of Information. As used in this Section 8, "Information" shall include all of the information included in the Schedule 2.4(a)(13) (Non-Disclosure, Non-Solicitation and Non-Competition Covenants) to this Agreement and "Company Confidential Information" as defined in Schedule 1.1 to this Agreement.

SECTION 9
GENERAL PROVISIONS

9.1 Expenses. Except as otherwise specifically provided in this Agreement, each Party will bear its own fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, including all fees and expenses of its representatives.

9.2 Notices. All notices, requests, demands, claims and other communications permitted or required to be given hereunder must be in writing and will be deemed duly given and received (i) if personally delivered, when so delivered, (ii) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if sent by electronic facsimile, once transmitted to the fax number specified below and the appropriate telephonic continuation is received, provided that a copy of such notice, request, demand, claim or other communication is promptly thereafter sent in accordance with the provisions of clause (iii) or (iv) hereof, or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(i) To Buyer:

Brooklyn Cheesecake & Desserts Company, Inc.
12540 Broadwell Road, Suite 1203
Milton, Georgia 30004
Fax: ______________________
Attn: Jeffrey S. Cosman, CEO

with a copy (which will not constitute valid delivery to Buyer) to:

Richard J. Dreger, Attorney at Law, P.C.
11660 Alpharetta Highway
Building 700, Suite 730
Roswell, Georgia 30076
Fax: (678) 566-6938
Attn: Richard J. Dreger, Esq.

(ii) To Sellers:

Carl J. Pope
P. O. Box 1507
Gulfport, Mississippi 39502
Fax: (228) 863-6221

Theresa L. Calvert
P. O. Box 10026
Gulfport, Mississippi 39502
Fax: (228) 863-6221

Robert W. Monette
2210 Justin Trail
Alpharetta, Georgia 30004
Fax: (678) 867-7674

with a copy (which will not constitute valid delivery to Sellers) to:

G. William Thackston, Jr., Esq.
6100 Lake Forrest Drive
Sandy Springs, Georgia 30328
Fax: (404) 806-7685

Either Party may give any notice, request, demand, claim or other communication hereunder using any other means (including, without limitation, electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given or received unless and until it actually is received by the Party for which it is intended and the notifying Party can provide evidence of such actual receipt. Either Party may change its address for the receipt of notices, requests, demands, claims and other communications hereunder by giving the other Party notice of such change in the manner herein set forth.

9.3 Intentionally Deleted.

9.4 Waiver. Remedies Cumulative. The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Legal Requirement: (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by another Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

9.5 Entire Agreement and Modification. This Agreement (including the Schedules and Exhibits hereto and the other agreements and instruments to be executed and delivered by the Parties pursuant hereto) constitutes the entire and final agreement among the Parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, commitments, communications and representations made among the Parties, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Parties.

9.6 Assignments; Successors: No Third Party Rights. No party may assign any of its rights or delegate or cause to be assumed any of its obligations under this Agreement without the prior written consent of each other party, except that Buyer may assign any of its rights hereunder to, and cause all of its obligations hereunder to be assumed by any entity affiliated with Buyer provided that the Buyer shall guarantee the obligations and performance of the assignees. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except as provided under Section 6 with respect to the indemnification of indemnified persons, and except such rights as will inure to a successor or permitted assignee pursuant to this Section 9.6.

9.7 Severability. If any provision of this Agreement, or the application of any such provision to any party or circumstance is held to be unenforceable or invalid by any governmental body or arbitrator or under any law, ordinance or regulation, the Parties will negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement. In any event, the invalidity of any provision of this Agreement or portion of a provision will not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

9.8 Dates and Times. Dates and times set forth in this Agreement for the performance of the parties' respective obligations hereunder or for the exercise of their rights hereunder will be strictly construed, time being of the essence of this Agreement. All provisions in this Agreement which specify or provide a method to compute a number of days for the performance, delivery, completion or observance by any Party of any action, covenant, agreement, obligation or notice hereunder will mean and refer to calendar days unless otherwise expressly provided. Except as expressly provided herein, the

(Intentionally left blank – see following page for execution signatures)

time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 p.m. (Georgia time) on the last day of the applicable time period provided for herein. If the date specified or computed under this Agreement for the performance, delivery, completion or observance of a covenant, agreement, obligation or notice by any Party, or for the occurrence of any event provided for herein is a day other than a business day, then the date for such performance, delivery, completion, observance or occurrence will automatically be extended to the next business day following such date.

9.9 Governing Law. This Agreement will be governed by and construed under the laws of the State of Georgia without regard to conflicts-of-laws principles that would require the application of any other law.

9.10 Joint and Several Obligations. The liability of any Seller hereunder shall be joint and several with each other Seller. Where in this Agreement provision is made for any action to be taken or not taken by Sellers, each Seller undertakes to cause all Sellers to take or not take such action, as the case may be. Without limiting the generality of the foregoing, each Seller shall be jointly and severally liable with each other Seller for the indemnities set forth in Section 6.

9.11 Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or electronic mail in PDF format will constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or by electronic mail in PDF format will be deemed to be their original signatures for all purposes.

"BUYER"

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC., a New York corporation

By:____________________(SEAL)
Jeffrey S. Cosman, Chief Executive Officer

"SELLERS"

____________________(L.S.)
Carl J. Pope

____________________(L.S.)
Theresa L. Calvert

____________________(L.S.)

SCHEDULE 1.1

DEFINITIONS

Accounting Arbitrator: a nationally recognized accounting firm to which the parties may mutually agree, or, in the event the parties cannot agree within forty days after the Purchaser has received the Objection, the American Arbitration Association.

The Assets: All assets of the Company as described on Schedule 3.1(g).

The Business: An ongoing business owned and operated by the Company providing utility management systems and services for private industries and state and local governments, including, without limitation, public works management, water treatment and operations, waste water treatment and operations, parks and grounds maintenance, distribution and collections systems maintenance and utility billing and customer service.

The Buyer Claims Period:

(I) with respect to any claim arising out of (i) the breach by Sellers of any representation, warranty, covenant or agreement contained in this Agreement or in any other agreement or instrument executed and delivered by any such Seller pursuant hereto relating to (A) such Seller's authority or ability to enter into this Agreement, the Seller Closing Documents and to consummate the Contemplated Transactions, (B) such Seller's title to the Membership Interests being sold by it pursuant hereto and its ability to transfer the same to Buyer free and clear of all claims, encumbrances or liens, (C) any tax-related matter, or (D) the Company's title to any of the Assets or Company litigation matters, or (ii) fraud, willful misrepresentation or willful misconduct, the Buyer Claims Period will commence on the date of this Agreement and continue until the second anniversary of the Closing;

(II) with respect to any indemnification claim made under Section 6.4 or pursuant to a breach by Sellers of any representations and warranties set forth in Section 3.1(ii) or (jj), the Buyer Claims Period will commence on the date of the Agreement and continue until the second anniversary of the Closing; and

(III) with respect to any other indemnification claim made under Section 6.2 (as applicable), the Buyer Claims Period will commence on the date of this Agreement and continue until the last day of the nineteenth full month after the Closing; provided, however, that with respect to any such indemnification claim regarding the breach by any Seller of any obligation hereunder or under any Sellers' Closing Document that is intended to survive and continue after the Closing, the Buyer Claims Period will continue for as long as such obligation is outstanding.

Buyer's Closing Documents: Each of the following documents which are to be duly executed by Buyer and, where appropriate, acknowledged or notarized:

(A) The Closing Statement;

(B) Payment of the cash portion Purchase Price, less the Holdback Amount, by wire transfer of immediately available U.S. funds less the Holdback Amount;

(C) All certificates representing Purchase Price Shares, allocated as described in Schedule 2.2 of the Agreement;

(D) A copy, certified by an officer of Buyer, of the resolution of the Buyer's Board of Directors of the Buyer authorizing and approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions;

(E) A certificate of existence of the Buyer issued by the Secretary of State of New York, dated not more than ten (10) days before the Closing Date; and

(F) The Registration Agreements;

(G) Such other documents as Sellers may reasonably request for the purposes of properly documenting and giving effect to the Contemplated Transactions to occur at the Closing.

Buyer Indemnified Parties: The Buyer, the Company, their successors or assigns.

The "Cap": Two Million Eight Hundred Thousand and no/100ths Dollars ($2,800,000.00).

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

The "Closing" or "Closing Date": On or before March 31, 2015.

Closing Date Balance Sheet: A balance sheet for the Company as of the Closing Date, which shall be prepared in a manner consistent with the Estimated Closing Date Balance Sheet, except that the amounts contained therein will be Purchaser's calculation of actual amounts as of the Closing Date.

Closing Date Schedule: A schedule showing in detail the difference, if any, between the Estimated Net Working Capital and the Purchaser's Net Working Capital Calculation.

The Closing Statement: The closing statement approved by the Parties.

The Company: Utility Partners, LLC, a Georgia limited liability company.

Company Confidential Information: Some or all of the following documents, materials and information relating to the Company, any and all of which constitute confidential and proprietary information of the Company: (i) customer lists, current and anticipated customer requirements,

price lists, market studies and business plans; (ii) historical and projected sales data, financial data and projections, capital spending budgets and operating budgets; (iii) personnel training techniques and materials, and personnel files; (iv) environmental studies, reports, and analyses, and any related regulatory filings or submissions, including summaries, memoranda, reports, compilations or other derivations thereof; and (v) any and all other confidential or proprietary information concerning the affairs or conduct of the Company prior to the date hereof, whether prepared by or on behalf of the parties hereto.

Contemplated Transactions: The sale, conveyance, assignment, transfer and delivery at the Closing by Sellers, and the purchase and acquisition at the Closing by Buyer, of all of Sellers' right, title and interest in and to Membership Interests free and clear of any third party rights, claims, liens or interests.

Customer Contracts: customer contracts of the Company.

Damages: Any claims, actions, demands, losses, liabilities (joint or several), penalties, damages, judgments, costs and expenses, including reasonable counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereto or in enforcing the provisions of Section Six of this Agreement, resulting to the Buyer Indemnified Parties or the Seller Indemnified Parties.

Determination Materials: The Closing Date Balance Sheet, the Closing Schedule, the Objection, and all work papers related thereto

Estimated Closing Date Balance Sheet: A balance sheet of the Company, estimated in good faith as of the Closing Date, prepared in accordance with the same accounting policies and procedures used by the Company to prepare its annual financial statements.

Estimated Net Working Capital: Net Working Capital as determined pursuant to the Estimated Closing Date Balance Sheet.

Environmental Laws: CERCLA, SWDA or any other state or federal environmental law.

Final Net Working Capital: the Net Working Capital of the Company as agreed upon by the Parties hereto or as determined by the Accounting Arbitrator in accordance with Schedule 2.4(a)(4).

The Financial Records: The books of account, balance sheets, financial records and other books and records of the Company relating to the Assets and the Business.

Inspection Period. Period comprising from the date the Agreement is executed through and including March 16, 2015.

Leases: existing leases for the Premises.

Legal Requirements: Such legal requirements as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations

promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

The Membership Interests: One Hundred percent (100.00%) of the membership interests in the Company.

The Monette Restrictive Covenants: Non-Disclosure, Non-Solicitation and Non-Competition Covenants in the form set forth in Schedule 2.4(a)(13) to be executed by Seller Robert W. Monette in favor of the Company.

Net Working Capital: A sum equal to (i) Cash, bank accounts, accounts receivable (net of reserves), inventories, prepaid expenses and customer deposits of the Company, less the current portion of long-term capital leases, accounts payable and accrued expenses of the Company. For the avoidance of doubt, liabilities for state, local and federal income taxes shall not be included in the calculation of Net Working Capital.

Net Working Capital Target: Two Million Forty Four Thousand Six Hundred Eighty Eight and No/100ths Dollars ($2,044,688.00).

Objection: a written specification by a Seller setting forth in reasonable detail the basis for the Seller's objection to the Purchaser's Net Working Capital Calculation accompanied by the Seller's Net Working Capital Calculation.

The Operating Agreement: The Operating Agreement, as amended, of the Company.

The Optech-Monette Members: Lindsay W. Monette, Addie Ann Monette and Paige M. Alexander.

Optech-Monette Right of First Refusal Agreement: Right of First Refusal Agreement in the form of Schedule 2.4(a)(15) to be entered into by the Optech-Monette Members and Buyer in regards to the Optech-Monette Members' membership interests in Opetech-Monette, LLC, a Georgia limited liability company.

The Optech RWM Member: Robert W. Monette

Optech RWM Right of First Refusal Agreement: Right of First Refusal Agreement in the form of Schedule 2.4(a)(16) to be entered into by the Optech RWM Member and Buyer in regards to the Opetch RWM Member's membership interest in Optech RWM, LLC, a Georgia limited liability company.

Permits: All non-appealable and unrestricted approvals, permits, franchise rights, consents, licenses and other authorizations, and all pending applications therefore or renewals thereof

necessary for the ownership, development and operation of the Business, the Premises and the Assets.

Person: An individual and such individual's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.

The Premises: premises occupied by the Company in the operation of the Business.

Premises Laws: all laws, including all applicable building, zoning, comprehensive planning, subdivision, health and safety and other land use laws, regulations, ordinances and rules applicable to or effecting or relating to the Premises.

Purchase Price: The purchase price of Twenty Five Million and No/100ths Dollars ($25,000,000.00) to be paid by Buyer to Sellers' Assignee (The Trust) for the Membership Interests, to be paid as follows: (i) Twenty One Million and No/100th Dollars ($21,000,000.00), by wire transfer or by delivery of other immediately available funds at Closing; and (ii) the Share Consideration to be issued at Closing.

Purchase Price Shares: Shares of restricted Class A common stock of Buyer making up the Share Consideration, the number of which shall be determined by dividing the Share Consideration by average the closing bid price (as reported by The OTC or Electronic Bulletin Board) of the Buyer's Class A Common Stock for the five (5) consecutive trading days ending on the day preceding the Closing.

Purchaser's Net Working Capital Calculation: Net Working Capital as determined by Purchaser pursuant to the Closing Date Balance Sheet.

Registration Rights Agreement. That certain agreement to be entered into by Buyer and Sellers in the form attached hereto and made a part hereof as Exhibit 2.4(a).

Restrictive Covenants: Non-Disclosure, Non-Solicitation and Non-Competition Covenants in the form set forth in Schedule 2.4(a)(14) to be executed by each of the Sellers, other than Robert W. Monette, in favor of the Company.

Sellers' Claims Period:

(i) with respect to any claim arising out of (i) the breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement or in any other agreement or instrument executed and delivered by any such Buyer pursuant hereto relating to (A) Buyer's authority or ability to enter into this Agreement, the Buyer Closing Documents and to consummate the Contemplated Transactions, (B) any tax-related matter, or (C) any fraud, willful misrepresentation or willful misconduct, the Seller Claims Period will commence on the date of this Agreement and continue until the second anniversary of the Closing;

(ii) with respect to any indemnification claim made under Section 6.5, the Sellers Claims Period will commence on the date of the Agreement and continue until the second anniversary of the Closing; and

(iii) with respect to any other indemnification claim made under Section 6.3 (as applicable), the Seller Claims Period will commence on the date of this Agreement and continue until the last day of the nineteenth full month after the Closing; provided, however, that with respect to any such indemnification claim regarding the breach by Buyer of any obligation hereunder or under any Buyer Closing Document that is intended to survive and continue after the Closing, the Sellers' Claims Period will continue for as long as such obligation is outstanding.

Sellers' Closing Documents: Each of the following documents which are to be duly executed by Sellers and, where appropriate, other parties, and acknowledged or notarized:

(A) The Closing Statement;

(B) Assignment agreements conveying the Membership Interests to Buyer, in the form attached hereto and made a part hereof as Exhibit 2.4(a)(17);

(C) All existing certificates evidencing the Membership Interests, fully endorsed to Buyer;

(D) A reaffirmation of all representations and warranties of Seller as set forth herein;

(E) A certificate of existence of the Company issued by the Georgia Secretary of State, dated not more than ten (10) days before the Closing Date;

(F) Certificates of Good Standing of the Company issued by the Secretary of State of each State in which the Company does business, dated not more than ten (10) days before the Closing Date;

(G) The Monette Restrictive Covenants;

(H) The Restrictive Covenants;

(I) The Optech-Monette Right of First Refusal Agreement,

(J) The Optech RWM Right of First Refusal Agreement; and

(K) The Registration Rights Agreement;

(L) Such other documents as Buyer may reasonably request for the purposes of properly documenting and giving effect to the Contemplated Transactions to occur at the Closing.

Sellers' Indemnified Parties: The Sellers, their successors or assigns.

Sellers' Net Working Capital Calculation: a written computation of the Final Net Working Capital prepared by or on behalf of any Seller.

Share Consideration: Four Million and No/100ths Dollars ($4,000,000.00) in the form of Purchase Price Shares.

SWDA: The Solid Waste Disposal Act, as amended ("SWDA").

Threshold Amount: Two Hundred Eighty Thousand and no/100ths Dollars ($280,000.00)

SCHEDULE 2.2

COMPANY MEMBER INTERESTS

Company Member Interests for all purposes of the Membership Interest Purchase Agreement.

Carl J. Pope	55%
Robert W. Monette	40%
Theresa Calvert	5%
	100%

EXHIBIT 2.4(a)

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the _______ day of _______________, 2015, by and between Brooklyn Cheesecake & Desserts Company, Inc., a New York corporation (the "Company") and Robert W. Monette, Carl J. Pope and Theresa L. Calvert (individually the "Investor").

RECITALS:

WHEREAS, the Company and the settlors of the Utility Partners Trust have previously entered into that certain Membership Interest Purchase Agreement dated as of _______________________ (the "Purchase Agreement");

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to issue certain shares of its Class A common stock (the "Shares") to the Investor, as the Assignee of the Settlors; and

WHEREAS, pursuant to the Agreement the Company has also agreed to provide Investor certain registration rights for the Shares pursuant to the terms and conditions of as set forth in this Agreement; and

NOW THEREFORE, the parties hereto agree as follows:

1.1 Right to Piggyback.

Subject to the provisions hereof, whenever the Company proposes to make a secondary registration of any of its securities (the "Designated Securities") on behalf of its holders under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of the Shares (a "Piggyback Registration"), the Company shall give prompt written notice to Investor of its intention to effect such a registration and shall include in such registration all Shares of Investor with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. Subject to the provisions of Section 1.2 below, the Company shall also be entitled to include in such registration any other securities requested to be included in such registration.

1.2 Priority on Secondary Registrations.

If the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration: (i) first, the Shares; (ii) second, the Designated Securities; and (iii) third, the other securities requested to be included in such registration.

2. HOLDBACK AGREEMENT

2.1 Holdback by Holders.

Investor agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to, and the 180-day period beginning on the effective date of, any underwritten Piggyback Registration in which the Shares are included (except as part of such underwritten registration), or any other registration of the Company in connection with a public offering (except pursuant to registrations on Form S-8 or any successor form).

3. REGISTRATION PROCEDURES.

3.1 Company Obligations.

Whenever Investor requests that any Shares be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Shares under the Securities Act, and pursuant thereto the Company shall as expeditiously as possible:

(i) prepare and file with the Securities and Exchange Commission a registration statement with respect to the Shares and use its best efforts to cause such registration statement to become effective;

(ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective for a period of not less than ninety days, or such shorter period during which all Shares requested to be registered have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission;

4. REGISTRATION EXPENSES.

4.1 Company Expenses.

All expenses incident to the Company's performance of Piggyback Registrations to which the Investor is entitled hereunder, shall be borne by the Company. The foregoing expenses shall include, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company

(all such expenses being herein called "Registration Expenses"). The Company shall also pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

4.2 Underwriting Discounts and Commissions.

Investor shall bear its proportionate share (in relation to the number of shares included in such registered offering) of all underwriting discounts and commissions.

5. INDEMNIFICATION.

5.1 Company Indemnification.

The Company agrees to indemnify, to the extent permitted by law, Investor against all losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same, or (ii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration.

5.2 Investor Indemnification.

In connection with any registration statement in which Investor is participating, Investor shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

5.3 Indemnification Procedures.

Any Person entitled to indemnification under this Section 5 shall: (i) give prompt written notice to the indemnifying party of any claim with respect to which such Person seeks indemnification, but the failure to do so shall not relieve the indemnifying party from any liability,

except to the extent it is actually prejudiced by the failure or delay in giving such notice; and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

5.4 Survival and Contribution.

The indemnification provided for under this Section 5 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

Investor may not participate in any registration hereunder which is underwritten unless the Investor (i) agrees to sell the Shares on the basis provided in any underwriting arrangements approved by the Company; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

7. RULE 144 COVENANTS.

After the closing of the sale of securities of the Company pursuant to a registration statement as described herein, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144; and,

(ii) use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company to be filed under the Securities Exchange Act (at any time after it has become subject to such reporting requirements).

8. DEFINITIONS.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.

"Piggyback Registration" shall have the meaning assigned to it in Section 1.1 hereof.

"Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

"Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

"Securities and Exchange Commission" means the United States Securities and Exchange Commission or any governmental body or agency succeeding to the functions thereof.

9. MISCELLANEOUS.

9.1 Amendments and Waivers.

Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Investor.

9.2 Successors and Assigns.

All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

9.3 Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

9.4 Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

9.5 Descriptive Headings.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

9.6 Governing Law.

The corporate law of New York shall govern all issues concerning the relative rights of the Company and its stockholders and all other questions concerning the construction, validity and interpretation of this Agreement.

9.7 Notices.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the address indicated below:

If to the Company:

Brooklyn Cheesecake & Desserts Company, Inc.
12540 Broadwell Road, Suite 1203
Milton, Georgia 30004
Fax:__________________________
Attn: Jeffrey Cosman, President & CEO

with a copy (which will not constitute valid delivery to) to:

Richard J. Dreger, Attorney at Law, P.C.
11660 Alpharetta Highway
Building 700, Suite 730
Roswell, Georgia 30076
Facsimile: (678) 566-6938
Attn: Richard J. Dreger, Esq.

If to the Investor:

Robert W. Monette
2210 Justin Trail
Alpharetta, Georgia 30004
Fax: (678) 867-7674

Carl J. Pope
P. O. Box 1507
Gulfport, Mississippi 39502
Fax: (228) 863-6221

Theresa L. Calvert
P. O. Box 10026
Gulfport, Mississippi 39502
Fax: (228) 863-6221

with a copy (which will not constitute valid delivery to) to:

G. William Thackston, Jr., Esq.
6100 Lake Forrest Drive
Sandy Springs, Georgia 30328
Facsimile: (404) 806-7685

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(Signatures on following pages)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"COMPANY"

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC., a New York corporation

By:____________________________(SEAL)
Jeffrey S. Cosman, Chief Executive Officer

"INVESTOR"

________________________________(L.S.)
Robert W. Monette

________________________________(L.S.)
Carl J. Pope

________________________________(L.S.)
Theresa L. Calvert

SCHEDULE 2.4(a)(4)

WORKING CAPITAL CALCULATION

(a) At least ten (10) days prior to the scheduled Closing Date, Seller shall furnish Purchaser with an Estimated Closing Balance Sheet, along with reasonable supporting documentation.

(b) If the Estimated Net Working Capital is less than the Net Working Capital Target, the cash portion of the Purchase Price to be paid at Closing shall be reduced, dollar for dollar, by the amount of such deficiency. If the Estimated Net Working Capital as determined pursuant to the Estimated Closing Date Balance Sheet is more than the Net Working Capital Target, the Purchase Price shall be increased, dollar for dollar, by the amount of such excess, said excess amount to be paid in the form of Purchase Price Shares.

(c) Within sixty (60) days after the Closing Date, Purchaser, at its sole cost, shall prepare and deliver to Sellers the Closing Date Balance Sheet and the Closing Date Schedule.

(d) Sellers shall have thirty (30) days from the date of receipt of the Closing Date Balance Sheet and the Closing Date Schedule to review the Closing Date Balance Sheet and the Closing Date Schedule and to unanimously agree or disagree as to Purchaser's Net Working Capital Calculation reflected thereon. During such time Purchaser shall provide Sellers and their representatives reasonable access to the books and records of the Company for the purpose of confirming Purchaser's Net Working Capital Calculation. If Sellers unanimously agree with Purchaser's Net Working Capital Calculation or none of them object to such calculation in accordance with the following sentence, the amount of Net Working Capital shown thereon shall the Final Net Working Capital. If any Seller does not agree with Purchaser's Net Working Capital Calculation reflected thereon, such Seller shall, within such thirty (30) day period, deliver an Objection. Upon Purchaser's receipt of the Objection, Purchaser and Sellers shall negotiate in good faith to resolve the Objection, and each party shall provide reasonable supporting documentation of its position. If Purchaser and all Sellers resolve the Objection, the amount they agree upon shall be the Final Net Working Capital Calculation, but if the Objection cannot be resolved by such negotiation within thirty (30) days after Purchaser's receipt of the Objection, then Determination Materials shall be submitted to the Accounting Arbitrator; provided, however that under no circumstances shall the Accounting Arbitrator be an accounting firm that has performed material services for any of the Parties in the three (3) year period preceding the Closing Date. The Accounting Arbitrator shall review the Determination Materials and shall determine, in accordance with this Schedule, the Final Net Working Capital (and any adjustment, if any, shall only be based upon the items of Net Working Capital in dispute), which may not be outside the range comprised of Purchaser's Net Working Capital Calculation and Sellers' Net Working Capital Calculation and which shall be final, binding and non-appealable. The Accounting Arbitrator shall notify the Parties of its determination within thirty (30) days following receipt of the Determination Materials. The fees and expenses of the Accounting Arbitrator shall be shared equally by Sellers and Purchaser. All determinations pursuant to this Schedule shall be in writing and shall be delivered to the Parties hereto.

(e) If the Final Net Working Capital is less than the Estimated Net Working Capital, Sellers shall pay any additional amount of such shortage to Purchaser. If the Final Net Working Capital is greater than the Estimated Net Working Capital, Purchaser shall pay Sellers the amount of such difference in the form of Purchase Price Shares. The parties shall make any deliveries or payment required by this Schedule 2.4(a)(4)within ten (10) days after their determination of the Final Net Working Capital or their receipt of the Final Net Working Capital determination from the Accounting Arbitrator. Any payment made pursuant to this Schedule 2.4(a)(4) shall be treated for all purposes as an adjustment to the Purchase Price.

(f) The parties acknowledge that the Company will include in the Employment Agreements bonuses and incentives (the "Bonuses"), contingent upon the Closing of the Agreement, that will total Three Million Dollars ($3,000,000.00) payable as set forth in the following sentence and allocated among key Employees in the amount determined by the Company prior to Closing but disclosed to Purchaser prior to Closing, which the parties hereby stipulate shall not be included as a liability in calculating the Working Capital under any step of the process described in this Working Capital Calculation. The Bonuses will be payable as follows: a. Eight Hundred Thousand and No/100ths. Dollars ($800,000.00) payable at Closing; b. Seven Hundred Thirty Three Thousand Three Hundred Thirty Three and 33/100ths Dollars ($733,333.33) payable on the first anniversary of the Closing; c. Seven Hundred Thirty Three Thousand Three Hundred Thirty Three and 33/100ths Dollars ($733,333.33) payable on the second anniversary of the Closing; d. Seven Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100ths Dollars ($733,333.34) payable on the third anniversary of the Closing.

SCHEDULE 2.4(a)(9)

CUSTOMER CONTRACTS

EXHIBIT 2.4(a)(12)

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, entered into and effective as of __________________________ 2015, between Utility Partners, LLC ("Company" or "Employer"), a Georgia limited liability company, and __________________________________ ("Employee"), a resident of the State of__________________________.

1. Employment, Duties and Acceptance

1.1 Company hereby employs Employee for the Term (as defined in Article 2 hereof) to render exclusive and full-time services as __________________________of the Company and to the subsidiaries of Company engaged in the business of the Company, and in connection therewith to devote his best efforts to the affairs of the Company and to perform such duties as Employee shall reasonable be directed to perform by officers of the Company.

1.2 Employee hereby accepts such employment and agrees to render such services. Employee agrees to render such services where designated by Employer and Employee will travel on temporary trips to such other place or places as may be required from time to time to perform his duties hereunder. During the Term hereof, Employee will not render any services for others, or for Employee's own account, in the business of environmental and solid waste services and sales and will not render any services to any supplier or significant customer of Company. The Employee will devote substantially all of his business hours to, and, during such time, make the best use of his energy, knowledge and training in advancing the Employer's interests. The Employee will diligently and conscientiously perform the duties of the Employee's position within the general guidelines to be determined by the Employer. While the Employee is employed by the Company, the Employee will keep the Company informed of any other business activities or outside employment, and will promptly stop any activity or employment that might, in Employer's sole determination, conflict with the Employer's interests or adversely affect the performance of the Employee's duties for the Company. Employee shall undertake any and all other actions necessary for the proper operation of the Employer's business within the guidelines, policies and directives of the Employer. In furtherance of Employee's obligations hereunder, Employee shall abide by all rules, regulations and policies of Employer. Employee agrees to abide by all supervision, orders, advice and direction of Employer. Employee agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform all the duties which may be required of and from him, pursuant to the express and implicit terms hereof, to the satisfaction of Employer.

1.3 Anything contained in this Agreement to the contrary notwithstanding, Employee shall have no authority whatsoever to bind Employer to any contracts or obligations with any third parties. Employee shall not convey or express to any third party, either directly or indirectly, that he/she has any authority whatsoever to bind Employer to any contracts. Employee agrees to indemnify and hold Employer harmless from the claims of any and all third parties who shall in any way claim that Employer is bound to an agreement based on representations made by Employee.

2. Term of Employment

2.1 This Agreement shall commence effective upon the closing (the "Closing") of the sale contemplated in that certain Membership Interest of Membership Interest Purchase Agreement entered into on or about February __, 2015 by and between Brooklyn Cheesecake & Desserts Company, Inc and Carl J. Pope, Theresa L. Calvert and Robert W. Monette and shall terminate on the third (3rd) year anniversary of the Closing, subject to the provisions of Article 4 of this Agreement providing for earlier termination of Employee's employment in certain circumstances. In the event the Closing does not occur by March 31, 2015, this Agreement shall be null and void and neither party shall have any further rights or obligations hereunder.

3. Compensation

3.1 As compensation for all services to be rendered pursuant to this Agreement to or at the request of Company, Company agrees to pay Employee a salary at the rate of ______________________ per annum, payable on the 15th and 30th day of each month during the term of this agreement on a semi-monthly basis.

3.2 The Salary set forth hereinabove shall be payable in accordance with the regular payroll practices of the Company for employees. All payments hereunder shall be subject to the provisions of Article 4 hereof.

3.3 On the date of the Closing, Employee shall be entitled to a bonus of ______________________________($).

3.4 Employee shall be entitled to receive bonuses as set forth in Exhibit "A" attached hereto and made a part hereof.

4. Termination

4.1 Disability. If Employee shall be prevented from performing Employee's usual duties for a period of ninety consecutive days, or for shorter periods aggregating more than 120 days in any 12 month period by reason of physical or mental disability (herein referred to as "disability"), the Company may, at any time or times on or after the last day of the third consecutive month of disability, or the day on which the shorter periods of disability shall have equaled a total of 120 days, whichever is applicable, elect to terminate this Agreement upon written notice to

Employee, effective immediately without further obligation or liability to Employee, except for any compensation accrued hereunder but not yet paid. Notwithstanding anything contained in this Section 4.1 to the contrary, any medical leave taken in accordance with Company's policies or agreed to in writing between Company and Employee shall not constitute a "disability" for purposes of this Agreement.

4.2 Death. In the event of Employee's death during the Term, this Agreement shall automatically terminate, except that (a) Employee's estate shall be entitled to receive the compensation provided for hereunder to the last day of the month in which Employee's death occurs; and (b) such termination shall not affect any amounts payable as insurance or other death benefits under any plans or arrangements then in force or effect with respect to Employee.

4.3 Specified Cause. Company may at any time during the Term, by notice (subject to any notice and cure provisions specified herein), terminate the employment of Employee for cause, upon written notice of termination from Company to the Employee specifying the nature of the for cause termination,. The following acts during the Term shall constitute "for cause" grounds for termination of employment hereunder:

4.3.1 Any willful and intentional act having the effect of injuring in any material way the reputation, business, business relationships of Company or its affiliates;

4.3.2 Conviction of or entering a plea of nolo contendere to a charge of a felony or a misdemeanor involving moral turpitude;

4.3.3 Material breach of covenants contained in this Agreement, or a material breach by Employee of a fiduciary duty or responsibility to the Company; provided, however, that upon the occurrence of any such material breach, Company shall deliver to Employee written notice specifying the Employee's material breach and Employee shall have thirty (30) days from the date of such notice to remedy the material breach; provided, however, that if the material breach cannot reasonably cured within said time period, then Employee shall commence to cure the material breach and diligently continue to pursue the cure of the material breach. If Employee fails to cure the material breach within the time period set forth herein, then Company shall be entitled to terminate this Agreement "for cause" upon written notice delivered to Employee;

4.3.4 Repeated or continuous failure, neglect, or refusal to perform Employee's duties hereunder; provided, however, that upon the occurrence of any such failure, neglect or refusal, Company shall deliver to Employee written notice specifying the Employee's failure, neglect or refusal and Employee shall have thirty (30) days from the date of such notice to remedy the failure, neglect or refusal; provided, however, that if the failure, neglect or refusal cannot reasonably cured within said time period, then Employee shall commence to cure the failure, neglect or refusal and diligently continue to pursue the cure of the failure, neglect or refusal. If Employee fails to cure

the failure, neglect or refusal within the time period set forth herein, then Company shall be entitled to terminate this Agreement "for cause" upon written notice delivered to Employee;

4.3.5 Dishonesty, fraud, material and deliberate injury or attempted injury, in each case related to the Company or its business;

4.3.6 The refusal of Employee to follow the assigned duties or comply with the policies and directives of the Company; provided, however, that upon the occurrence of any such refusal, Company shall deliver to Employee written notice specifying the Employee's refusal and Employee shall have thirty (30) days from the date of such notice to remedy the refusal; provided, however, that if the refusal cannot reasonably cured within said time period, then Employee shall commence to cure the refusal and diligently continue to pursue the cure of the refusal. If Employee fails to cure the refusal within the time period set forth herein, then Company shall be entitled to terminate this Agreement "for cause" upon written notice delivered to Employee;

4.3.7 Use of alcohol or use of drugs (other than as prescribed by a physician) which interferes with the performance of Employee's duties to Employer.

5. Protection of Confidential Information

5.1 Employee acknowledges that during the term of this Agreement he will have access to, knowledge of and familiarity with the business of Company, its trade secrets and its other confidential information including, without limitation, client lists, client proposals, designs, scientific and technical information, marketing strategies, research and development data, inventions, discoveries, manufacturing methods, sales procedures, customer lists, future business plans, formulas, pricing, methods of operation and products which are of value to Company and not generally known to the public. In order to induce Company to enter into this Agreement, and to protect the Company's proprietary interest in its trade secrets and confidential information, Employee agrees that at all times during the term of this Agreement, or any extension, renewal, modification or amendment of the same, and for a period of two years after the termination of this Agreement, Employee shall not directly or indirectly, without the prior written consent of Company, disclose or divulge to any third parties, or otherwise use or suffer to be used, any of the trade secrets and confidential information as described herein of Company.

5.2 All documents, records, tapes, and other media of every kind and description relating to the business, present or otherwise, of the Company and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Employee, shall be the sole and exclusive property of the Company. The Employee shall safeguard all Documents and shall surrender to the Company at the time his/her consultancy terminates, or at such earlier time or times as the Company may specify, all Documents then in the Consultant's possession or control.

6. Covenant Against Solicitation of Customers. Employee agrees that during the term of this Agreement and for a period of two (2) years immediately following termination of this Agreement, Employee shall not, on his own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospect of the Company, or any representative of any customer or prospect of the Company, with a view to sale or providing of any program, product or service competitive or potentially competitive with any program, product, equipment or service sold or provided or under development by the Company during a period of two (2) years immediately preceding termination of this Agreement, provided that the restrictions set forth in this section shall apply only to customers or prospects of the Company, or representatives of customers or prospects of the Company, with which Employee had contact during such two-year period. The actions prohibited by this section shall not be engaged in by Employee, directly or indirectly, whether as manager, owner, sales or service representative, agent, engineer, technician or otherwise. Employee hereby confirms and acknowledges that the covenant set forth in this paragraph is reasonable, appropriate and necessary to protect the interest of the Employer, and will not cause undue hardship on Employee.

7. Covenants against Competition. Employee hereby expressly covenants and agrees that Employee will not during the term of this Agreement engage in any activity in competition with the business activities of Employer. Employee further agrees that for a period of two (2) years immediately following termination of this Agreement, within a fifty (50) mile radius of the address where Employee is working as of the date of the termination of this Agreement, Employee shall not for any reason whatsoever, conduct any activity that is competitive with the activities Employee conducted for Employer within one year prior to the termination of this Agreement.

8. Covenant against hiring employees of Employer. During the term of this Agreement and through the period ending two (2) years after the termination of this Agreement, Employee agrees that he will not for any reason whatsoever, recruit, employ or attempt to recruit or employ or assist anyone else in recruiting or employing any employee of the Company.

9. Tolling of Restrictive Covenants. In the event the enforceability of any of the terms of paragraphs 5, 6, 7 or 8 of this Agreement shall be challenged in court and Employee is not enjoined from breaching any of the protective covenants contained in paragraphs 5, 6, 7 or 8 hereof, then if a court of competent jurisdiction finds that the challenged protective covenant is enforceable, the time periods described in the challenged paragraph shall be deemed tolled upon the filing of the lawsuit in which the enforceability of the covenant is challenged until the dispute is finally resolved and all applicable appeal rights have expired.

10. Attorney Fee Indemnification for Enforcement of the Provisions of this Contract. The parties hereto hereby agree that in the event either party is forced to engage the services of an

attorney at law to enforce any of the provisions of this Agreement and, if said party is successful in so enforcing the provisions of this Agreement, the losing party hereby agrees to indemnify the prevailing party for all attorney's fees incurred by the prevailing party in bringing such an action to enforce said provisions.

11. Notices

11.1 All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, as follows:

If to Employee: ____.

If to Company: ____.

Or as such other addresses as either party may specify by written notice to the other as provided in this Article 11.1.

12. General

12.1 Employee acknowledges and warrants that his breach of any of the provisions contained in paragraphs 5, 6, 7 or 8 hereof would result in irreparable damage and injury to Employer which injury could not be adequately compensated by money damages or other legal remedies. Accordingly, in the event of such a breach of any of the provisions of paragraphs 5, 6, 7 or 8 hereof, in addition to any remedies which may be available to Employer, Employer may seek equitable relief for such breaches, including, without limitations, an injunction or an order for a specific performance. If Employer seeks to enjoin Employee from breaching any such provision of paragraphs 5, 6, 7 or 8, Employee hereby waives the defense that Employer has or will then have an adequate remedy at law. Nothing in this paragraph shall be deemed to limit Employer's remedies at law or inequity for any breach by Employee of any provision of this Agreement which may be pursued or availed by Employer. Furthermore, nothing in this paragraph or otherwise contained in this Agreement shall limit, abridge or modify the rights of Employer in and to its trade secrets and confidential information under any applicable trade secret, trademark, patent, unfair competition or other law of the United States or any other jurisdiction.

12.2 This Agreement sets forth the entire agreement and understanding of the parties hereto, and supersedes all prior agreements, arrangements, and understandings. Nothing herein contained shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements. Without limiting the generality of the foregoing, in the event that any

compensation or other monies payable hereunder shall be in excess of the amount permitted by any such statute, law, ordinance, or regulation, payment of the maximum amount allowed thereby shall constitute full compliance by Company with the payment requirements of this Agreement.

12.3 No representation, promise, or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise, or inducement not so set forth.

12.4 The provisions of this Agreement shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors, and assigns. This Agreement, and Employee's rights and obligations hereunder, may not be assigned by Employee. Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business and assets. Company may also assign this Agreement to any affiliate of Company; provided, however, that no such assignment shall (unless Employee shall so agree in writing) release Company of liability directly to Employee for the due performance of all of the terms, covenants, and conditions of this Agreement to be complied with and performed by Company. The term "affiliate", as used in this agreement, shall mean any corporation, firm, partnership, or other entity controlling, controlled by or under common control with Company. The term "control" (including "controlling", "controlled by", and "under common control with"), as used in the preceding sentence, shall be deemed to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, firm, partnership, or other entity, whether through ownership of voting securities or by contract or otherwise.

12.5 This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

12.6 This Agreement shall be governed by and construed according to the laws of the State of Missouri applicable to agreements to be wholly performed therein.

12.7 The parties hereto expressly agree that it is not the intention of the parties hereto to violate any public policy, statutory or common law rules, regulations, treaties or decisions of any government or agency thereof. If any provision of this Agreement is judicially or

administratively interpreted or construed as being in violation of any such provision, such articles, sections, sentences, words, clauses or combinations thereof shall be inoperative in such jurisdiction and the remainder of this agreement shall remain binding upon the parties hereto and in full force and effect.

12.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYER TO ENTER INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

"COMPANY" or "EMPLOYER"	"EMPLOYEE"
Utility Partners, LLC	
By:____________________ Robert W. Monette, Manager	____________________
____________________ Date	____________________ Date

SCHEDULE 2.4(a)(13)
NON-DISCLOSURE, NON-SOLICITATION
AND NON-COMPETITION COVENANTS

WHEREAS, contemporaneously herewith, ______________________________ ("Seller"), has sold a __________________% membership interests in Utility Partners, LLC, a Georgia limited liability company (the "Company") to Brooklyn Cheesecake & Desserts Company, Inc., a New York corporation, ("Purchaser"), pursuant to the terms and conditions contained in that certain Membership Interest Purchase Agreement (the "Agreement") entered by the Seller, Purchaser and all other members of the Company on or about ______________ _____, 201_; and,

WHEREAS, pursuant to the terms of the Agreement, Seller has agreed to enter a non-disclosure, non-solicitation and non-competition covenant (the "Covenant") in favor of the Company; and,

NOW THEREFORE, in consideration of Purchaser having fulfilled all of its obligations to the undersigned under the Agreement, the undersigned hereby covenant and agree for the benefit of Purchaser and the Company, their, successors and assigns, as follows:

(a) Thru and including December 31, 2024, Seller will not directly or indirectly, without the prior written consent of the Company, its successors or assigns, disclose or divulge to any third parties, or otherwise use or suffer to be used, any of the trade secrets or other confidential information pertaining to the Company, including, without limitation, scientific and technical information, marketing strategies, research and development data, inventions, discoveries, manufacturing methods, sales procedures, customer lists, future business plans, formulas, pricing, methods of operation and products of the Company or which are of value to the Company and not generally known to the public.

(b) Subject to the provisions contained in this paragraph, thru and including December 31, 2019, Seller will not, within the States of Georgia, Mississippi, California, New Hampshire, Massachusetts, and Vermont for any reason whatsoever, for themselves or on behalf of, or in conjunction with, any other person, persons, company, partnership or corporation, be employed in any capacity, or own, operate, manage or control a business engaged in a business competitive with the Company. Notwithstanding the foregoing, it is expressly acknowledged by the Company that Seller shall continue to own and operate Optech RWM, LLC, a Georgia limited liability company ("Optech") during the term of this Covenant and that Seller shall not be in violation of his obligations contained in this paragraph as a result of Optech providing services (including services performed by Seller on behalf of Optech) to municipal or county governmental agencies having jurisdiction within the following counties located in the State of Georgia: Fulton, Gwinnett, Cobb and Forsyth.

(c) Subject to the provisions contained in this paragraph, Seller agrees that thru and including December 31, 2019, he or she shall not, on his or her own behalf or on behalf of any

person, firm, partnership, association, corporation or business or organization, entity or enterprise, solicit or attempt to solicit business from any third party which was a customer or prospective customer of the Company within two (2) years prior to the date of this Covenant with a view to sell or provide any products or services competitive with the Company. Notwithstanding the foregoing, it is expressly that Seller shall not be in violation of his obligations contained in this paragraph as a result of his solicitation on behalf of Optech of business opportunities from municipal or county governmental agencies having jurisdiction within the following counties located in the State of Georgia: Fulton, Gwinnett, Cobb and Forsyth.

(d) Thru and including December 31, 2019, Seller will not for any reason whatsoever, employ or attempt to employ or assist anyone else in employing any employee of the Company (whether or not such employment is full time or is pursuant to a written contract with the Company).

(e) In the event the enforceability of any of the terms of this Covenant shall be challenged in Court and Seller is not enjoined from breaching any of the protective covenants, then if a court of competent jurisdiction finds that the challenged protective covenant is enforceable, the applicable time periods of the restrictions set forth herein shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of this Covenant until the dispute is finally resolved and all periods of appeal have expired.

(f) In the event the Company, its successors or assigns, are required to engage the services of an attorney at law to enforce any provision of this Covenant, Purchaser, or its successors or assigns, may recover from the Principals and Seller, in addition to any other damages to which it may be entitled, its reasonable attorneys' fees and expenses of litigation.

(g) Seller acknowledges and warrants that his or her breach of any of the provisions contained in this Covenant would result in irreparable damage and injury to the Company which injury could not be adequately compensated by money damages or other legal remedies. Accordingly, in the event of such a breach of any of the provisions of this Covenant, in addition to, and not in limitation of, any remedies which may be available to the Company, the Company may seek equitable relief for such breaches, including, without limitations, an injunction or an order for a specific performance. If the Company seeks to enjoin Seller from breaching any such provision of this paragraph, Seller hereby waives the defense that the Company has or will then have an adequate remedy at law. Nothing in this paragraph shall be deemed to limit the Company's remedies at law or equity for any breach by Seller of any provision of this Covenant which may be pursued or availed by the Company.

(h) This Covenant may be executed in two or more counterparts, each of which shall be deemed and original, but all of which shall constitute one and the same document.

(i) If any provisions of this Covenant are judicially or administratively interpreted or construed as being in violation of any law, rule or regulation, such provisions, articles, sections, sentences, words, clauses or combinations thereof shall be inoperative in such

jurisdiction and the remainder of this agreement shall remain binding upon the parties hereto and in full force and effect.

(j) This Covenant and the Agreement sets forth the entire agreement and understanding of the parties hereto, and supersedes all prior agreements, arrangements, and understandings as to the subject matter contained herein. Nothing herein contained shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Covenant and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this Covenant affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements. Without limiting the generality of the foregoing, in the event that any compensation or other monies payable hereunder shall be in excess of the amount permitted by any such statute, law, ordinance, or regulation, payment of the maximum amount allowed thereby shall constitute full compliance by Company with the payment requirements of this Covenant.

(k) No representation, promise, or inducement has been made by either party that is not embodied in this Covenant or the Agreement, and neither party shall be bound by or liable for any alleged representation, promise, or inducement not so set forth.

(l) The provisions of this Covenant shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors, and assigns.

(m) This Covenant may be amended, modified, superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Covenant, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Covenant.

(n) This Covenant shall be governed by and construed according to the laws of the State of Georgia applicable to agreements to be wholly performed therein.

In witness whereof, the undersigned hereby covenants, consents to and affirms each of the above, under his/her hand and seal, this _____ day of _______________ 20____.

"SELLER"

_______________________   ______________________________(L.S.)
Witness   ___________________________, Individually

SCHEDULE 2.4(a)(14)
NON-DISCLOSURE, NON-SOLICITATION
AND NON-COMPETITION COVENANTS

WHEREAS, contemporaneously herewith, ______________________ ("Seller"), has sold a ______________% membership interests in Utility Partners, LLC, a Georgia limited liability company (the "Company") to Brooklyn Cheesecake & Desserts Company, Inc., a New York corporation, ("Purchaser"), pursuant to the terms and conditions contained in that certain Membership Interest Purchase Agreement (the "Agreement") entered by the Seller, Purchaser and all other members of the Company on or about ______________ ____, 201_; and,

WHEREAS, pursuant to the terms of the Agreement, Seller has agreed to enter a non-disclosure, non-solicitation and non-competition covenant (the "Covenant") in favor of the Company; and,

NOW THEREFORE, in consideration of Purchaser having fulfilled all of its obligations to the undersigned under the Agreement, the undersigned hereby covenant and agree for the benefit of Purchaser and the Company, their, successors and assigns, as follows:

(a) Thru and including December 31, 2024, Seller will not directly or indirectly, without the prior written consent of the Company, its successors or assigns, disclose or divulge to any third parties, or otherwise use or suffer to be used, any of the trade secrets or other confidential information pertaining to the Company, including, without limitation, scientific and technical information, marketing strategies, research and development data, inventions, discoveries, manufacturing methods, sales procedures, customer lists, future business plans, formulas, pricing, methods of operation and products of the Company or which are of value to the Company and not generally known to the public.

(b) Thru and including December 31, 2019, Seller will not, within the States of Georgia, Mississippi, California, New Hampshire, Massachusetts, and Vermont for any reason whatsoever, for themselves or on behalf of, or in conjunction with, any other person, persons, company, partnership or corporation, be employed in any capacity, or own, operate, manage or control a business engaged in a business competitive with the Company.

(c) Seller agrees that thru and including December 31, 2019, he or she shall not, on his or her own behalf or on behalf of any person, firm, partnership, association, corporation or business or organization, entity or enterprise, solicit or attempt to solicit business from any third party which was a customer or prospective customer of the Company within two (2) years prior to the date of this instrument with a view to sell or provide any products or services competitive with the Company.

(d) Thru and including December 31, 2019, Seller will not for any reason whatsoever, employ or attempt to employ or assist anyone else in employing any employee of the

Company (whether or not such employment is full time or is pursuant to a written contract with the Company).

(e) In the event the enforceability of any of the terms of this Covenant shall be challenged in Court and Seller is not enjoined from breaching any of the protective covenants, then if a court of competent jurisdiction finds that the challenged protective covenant is enforceable, the applicable time periods of the restrictions set forth herein shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of this Covenant until the dispute is finally resolved and all periods of appeal have expired.

(f) In the event the Company, its successors or assigns, are required to engage the services of an attorney at law to enforce any provision of this Covenant, Purchaser, or its successors or assigns, may recover from the Principals and Seller, in addition to any other damages to which it may be entitled, its reasonable attorneys' fees and expenses of litigation.

(g) Seller acknowledges and warrants that his or her breach of any of the provisions contained in this Covenant would result in irreparable damage and injury to the Company which injury could not be adequately compensated by money damages or other legal remedies. Accordingly, in the event of such a breach of any of the provisions of this Covenant, in addition to, and not in limitation of, any remedies which may be available to the Company, the Company may seek equitable relief for such breaches, including, without limitations, an injunction or an order for a specific performance. If the Company seeks to enjoin Seller from breaching any such provision of this paragraph, Seller hereby waives the defense that the Company has or will then have an adequate remedy at law. Nothing in this paragraph shall be deemed to limit the Company's remedies at law or equity for any breach by Seller of any provision of this Covenant which may be pursued or availed by the Company.

(h) This Covenant may be executed in two or more counterparts, each of which shall be deemed and original, but all of which shall constitute one and the same document.

(i) If any provisions of this Covenant are judicially or administratively interpreted or construed as being in violation of any law, rule or regulation, such provisions, articles, sections, sentences, words, clauses or combinations thereof shall be inoperative in such jurisdiction and the remainder of this agreement shall remain binding upon the parties hereto and in full force and effect.

(j) This Covenant and the Agreement sets forth the entire agreement and understanding of the parties hereto, and supersedes all prior agreements, arrangements, and understandings as to the subject matter contained herein. Nothing herein contained shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Covenant and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this Covenant affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements. Without limiting the generality of the foregoing, in the event that any compensation or other monies payable

hereunder shall be in excess of the amount permitted by any such statute, law, ordinance, or regulation, payment of the maximum amount allowed thereby shall constitute full compliance by Company with the payment requirements of this Covenant.

(k) No representation, promise, or inducement has been made by either party that is not embodied in this Covenant or the Agreement, and neither party shall be bound by or liable for any alleged representation, promise, or inducement not so set forth.

(l) The provisions of this Covenant shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors, and assigns.

(m) This Covenant may be amended, modified, superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Covenant, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Covenant.

(n) This Covenant shall be governed by and construed according to the laws of the State of Georgia applicable to agreements to be wholly performed therein.

In witness whereof, the undersigned hereby covenants, consents to and affirms each of the above, under his/her hand and seal, this _____ day of _______________ 20____.

"SELLER"

____________________	______________________(L.S.)
Witness	____________________, Individually

SCHEDULE 2.4(a)(15)
RIGHT OF FIRST REFUSAL AGREEMENT

This Right of First Refusal Agreement ("Agreement") is made and entered into this _____ day of ______________________, 2015, by ______________________________ ("Member(s)") and Brooklyn Cheesecake & Desserts Company, Inc. ("Purchaser");

WITNESSETH: THAT

WHEREAS, contemporaneously herewith Carl J. Pope, Theresa L. Calvert and Robert W. Monette ("Sellers") are conveying to Purchaser all of their right title and interest in Utility Partners, LLC ("Utility") pursuant to the terms and conditions of that certain Membership Interest Purchase Agreement entered into by Sellers and Purchasers dated _________________, 2015 (the "Agreement"); and

WHEREAS, the Members are the sole members and owners of Optech-Monette, LLC, a Georgia limited liability company ("Optech"); and

WHEREAS, Optech and Utility are affiliated entities which share management, beneficial ownership and business opportunities; and,

WHEREAS, pursuant to the terms of the Agreement, Purchaser has made its purchase of the Sellers' interest in Utility conditional upon the Members conveying to Purchaser a first right of refusal in an to all of the Members' membership interests in Optech; and,

WHEREAS, Members will be substantially benefitted from the Purchaser performing its covenants under the Agreement and acquiring the ownership of Utility on the terms set forth in the Agreement, and have therefore agreed to convey a first right of refusal in Optech to Purchaser on the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) paid in hand, Purchaser's performance of its obligations under the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall expire upon the earlier of: (i) the date that the Members sell all of the Interests to a bona fide purchaser for value pursuant to a Third Party Contract (as said term is hereinafter defined) after Purchaser no longer has the right to purchase the Interests pursuant to the terms of Section 2 below; or (ii) December 31, 2019. During the Term, Members may only sell, assign, convey or hypothecate the Interests pursuant to a Third Party Contract that has been delivered to Purchaser as contemplated in Section 2 below.

2. Right of First Refusal. If during the Term any of the Members (the "Affected Member(s)") desire to sell any of their Interests (the "Subject Interest(s)") the Affected Member(s) shall deliver to Purchaser a copy of the terms of the proposed sale ("Proposed

Contract"). Purchaser shall have the right to elect to purchase the Subject Interests (the "Right of First Refusal") in accordance with the terms of the Proposed Contract by delivering written notice of such election (the "Election Notice") to the Affected Member(s) within ninety (90) days (the "Election Period") following the date that Purchaser receives the Proposed Contract from the Affected Member(s). Upon such election by Purchaser, the Affected Member(s) and Purchaser shall promptly enter into a contract of purchase and sale incorporating the terms of the Proposed Contract (the "Purchaser Contract") except that the closing date (the "Closing Date") shall be the sixtieth (60th) day following the expiration of the Election Period and that the Purchaser shall be required to remit to its attorney as earnest money the lesser of the earnest money designated in the Proposed Contract or an amount not to exceed five percent (5.0%) of the purchase price stated in the Proposed Contract. In the event Purchaser shall fail or refuse to deliver notice of the Election Notice to the Affected Member(s) within the Election Period, then subject to the provisions hereof, Purchaser shall no longer have the right to purchase the Subject Interests on account of such Proposed Contract, and the Affected Member(s) may sell the Subject Interests strictly in accordance with the terms of the Proposed Contract. In the event that a contract or letter of intent with a third party substantially (not more than ten percent (10%) less than the Proposed Contract amount on the same terms contemplated in the Proposed Contract is not entered into within six (6) months after the Election Period expires, time being of the essence, Purchaser's Right of First Refusal shall then apply to any subsequent Proposed Contract ~~sale~~ of the Subject Interests within the Term.

3. Waiver of Transfer Restrictions. Members hereby waive any restrictions on transfers of the Interests contained in any agreement between them, including, without limitation, any such restriction contained in that certain Operating Agreement of Optech-Monette, LLC (the "Operating Agreement") entered into by the Members on or about June 1, 2011, as amended, as same relate to any sale of any of the Interests to Purchaser as contemplated herein. Within thirty (30) days of this Agreement, Members shall cause the Operating Agreement to be amended to incorporate the terms of this Agreement into the terms of the Operating Agreement and shall provide a complete copy of the Operating Agreement, as amended, to Purchaser. Provided, however, that the Members may make intrafamily transfers of Interests by gift or bequest without any Right of First Refusal being activated, but such Interests shall continue to be subject to this Agreement.

4. Notices. Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be delivered in person, or transmitted via facsimile communication, or by a reputable overnight delivery service, to the addresses or facsimile numbers set forth below or at such other addresses or facsimile numbers as are specified by written notice delivered in accordance herewith, provided that a copy of any notice sent via facsimile is contemporaneously therewith delivered by one of the other delivery methods described above:

Purchaser: Brooklyn Cheesecake & Desserts Company, Inc.
12540 Broadwell Road, Suite 1203
Milton, Georgia 30004
Attention: Jeffrey Cosman
Facsimile:____________________

with a copy to: Richard J. Dreger, Esq.
11660 Alpharetta Highway
Building 700
Suite 730
Roswell, GA 30076
Facsimile: (678) 566-6938

Members: Carl J. Pope
P. O. Box 1507
Gulfport, Mississippi 39502
Fax: (228) 863-6221

Theresa L. Calvert
P. O. Box 10026
Gulfport, Mississippi 39502
Fax: (228) 863-6221

Robert W. Monette
2210 Justin Trail
Alpharetta, Georgia 30004
Fax: (678) 867-7674

with a copy to: G. William Thackston, Jr.
6100 Lake Forrest Drive
Sandy Springs, Georgia 30328
Facsimile: (404) 806-7685

4. Miscellaneous.

a) In the event that Purchaser or any of the Members are in default under or in breach of the terms of this Agreement, the other party shall have all rights and remedies available at law and in equity on account of such circumstance, including, without limitation, the right of specific performance.

b) This Agreement shall be construed and interpreted under the laws of the State of Georgia, without giving effect to the principles of conflict of law.

c) The failure of either party to exercise any power given either party hereunder or to insist upon strict compliance by either party of its obligations hereunder shall not constitute a waiver of either party's right to demand exact compliance with the terms hereof.

d) This Agreement contains the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. This provision may not be orally waived.

e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, assigns and successors.

f) No amendment to this Agreement shall be binding on any of the parties to this Agreement unless such amendment is in writing, and such amendment is executed by all of the parties to this Agreement. This provision may not be orally waived.

g) No waiver or consent permitted or contemplated by this Agreement shall be effective or binding on any of the parties hereto unless the same is in writing and delivered and received from one party to the other.

h) The captions and headings of the paragraphs contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such paragraphs, or in any way affect this Agreement.

i) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

j) In the event that any notice or performance date hereunder shall be required to be performed on a weekend or legal holiday, then such date shall automatically be extended to the next regular business day.

k) Neither party shall have the right to assign any of its rights or obligations in this Agreement without the prior written consent of the other party in its discretion.

l) If any paragraph, section, provision, sentence, clause, or portion of this Agreement is determined to be illegal, invalid, or unenforceable, such determination shall in no way affect the legality, validity, and enforceability of any other paragraph, section, provision, sentence, clause, or portion of this Agreement, and any such affected portion or provision shall be modified, amended, or deleted to the extent possible and permissible to give the fullest effect to the purposes of the parties to this Agreement.

m) The parties hereby acknowledge the truth and accuracy of each of the statements made in the preamble to this Agreement as set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

PURCHASER:

Brooklyn Cheesecake & Desserts Company, Inc.

By:____________________________________
Jeffrey S. Cosman, Chief Executive Officer

(CORPORATE SEAL)

Sworn to and subscribed before me this
______ day of ____________________, 201_.

____
Witness

____
Notary Public
My commission expires:

[SEAL]

(Executions continue on next page)

MEMBER(S):

____(L.S.)

Sworn to and subscribed before me this
______ day of _________________, 201__.

____
Witness

____
Notary Public
MY commission expires:

[SEAL]

SCHEDULE 2.4(a)(16)
RIGHT OF FIRST REFUSAL AGREEMENT

This Right of First Refusal Agreement ("Agreement") is made and entered into this _____ day of ________________________, 2015, by Robert W. Monette ("Seller") and Brooklyn Cheesecake & Desserts Company, Inc. ("Purchaser");

W I T N E S S E T H: T H A T

WHEREAS, Seller is contemporaneously herewith conveying to Purchaser all of his right title and interest in Utility Partners, LLC pursuant to the terms and conditions of that certain Membership Interest Purchase Agreement entered into by Seller, Carl J. Pope, Theresa L. Calvert and Purchaser dated ___________________________, 2015 (the "Agreement"); and

WHEREAS, per the terms of the Agreement, Seller has agreed, in consideration of Purchaser's performance of its obligations under the Agreement, to convey to Purchaser a First Right of Refusal in all of Seller's membership interests (the "Interests") in Optech RWM, LLC, a Georgia limited liability company ("Optec");

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) paid in hand, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall expire upon the earlier of: (i) the date that the Seller sells all of the Interests to a bona fide purchaser for value pursuant to a Third Party Contract (as said term is hereinafter defined) after Purchaser no longer has the right to purchase the Interests pursuant to the terms of Section 2 below; or (ii) December 31, 2024. During the Term, Seller may only sell, assign, convey or hypothecate the Interests pursuant to a Third Party Contract that has been delivered to Purchaser as contemplated in Section 2 below.

2. Right of First Refusal. If during the Term, Seller receives from a third party a contract for the purchase or acquisition of any of his Interests (the "Subject Interests") that the Seller intends to accept (a "Third Party Contract"), the Seller shall deliver to Purchaser a copy of the Third Party Contract within two business days of its execution. Purchaser shall have the right to elect to purchase the Subject Interests (the "Right of First Refusal") in accordance with the terms of the Third Party Contract by delivering written notice of such election (the "Election Notice") to Seller within forty-five (45) days (the "Election Period") following the date that Purchaser receives the Third Party Contract from the Seller. Upon such election by Purchaser, Seller and Purchaser shall promptly enter into a contract of purchase and sale incorporating the terms of the Third Party Contract (the "Purchaser Contract") except that the closing date (the "Closing Date") shall be the sixtieth (60th) day following the expiration of the Election Period and that the Purchaser shall be required remit to its attorney as earnest money the lesser of the earnest money designated in the Third Party Contract or an amount not to exceed five percent (5.0%) of the purchase price stated in the Third Party Contract. In the event Purchaser shall fail or refuse to deliver notice of the Election Notice to Seller within the Election Period, then subject

to the provisions hereof, Purchaser shall no longer have the right to purchase the Subject Interests on account of such Third Party Contract, and Seller may sell the Subject Interests strictly in accordance with the terms of the Third-Party Contract. In the event the sale contemplated in the Third Party Contract does not take place within the time specified in the Third Party Contract, time being of the essence, Purchasers Right of First Refusal shall then apply to any subsequent sale of the Subject Interests, including without limitation, any sale concluded as a result of any extension of the Third Party Contract. If, after Purchaser's option to purchase the Subject Interests in regard to any Third Party Contract has expired, then in the event the Third Party Contract is amended, such amended instrument shall be deemed to be a new Third Party Contract, and Purchaser shall have the Right of First Refusal to purchase the Subject Interests as described above with respect to such amended or new Third Party Contract.

3. Waiver of Transfer Restrictions. Seller hereby waives any restrictions on transfers of the Interests contained in any agreement, including, without limitation, any such restriction contained in that certain Operating Agreement (the "Operating Agreement") of Optech-Monette, LLC entered into by the Seller on or about ________, as amended, as same relate to any sale of any of the Interests to Purchaser as contemplated herein. Within thirty (30) days of this Agreement, Seller shall cause the Operating Agreement to be amended to incorporate the terms of this Agreement into the terms of the Operating Agreement and shall provide a complete copy of the Operating Agreement, as amended, to Purchaser.

4. Notices. Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be delivered in person, or transmitted via facsimile communication, or by a reputable overnight delivery service, to the addresses or facsimile numbers set forth below or at such other addresses or facsimile numbers as are specified by written notice delivered in accordance herewith, provided that a copy of any notice sent via facsimile is contemporaneously therewith delivered by one of the other delivery methods described above:

Purchaser: Brooklyn Cheesecake & Desserts Company, Inc.
12540 Broadwell Road, Suite 1203
Milton, Georgia 30004
Attention: Jeffrey Cosman
Facsimile:______________________

with a copy to: Richard J. Dreger, Esq.
11660 Alpharetta Highway
Building 700
Suite 730
Roswell, GA 30076
Facsimile: (678) 566-6938

Seller: Robert W. Monette
2210 Justin Trail
Alpharetta, Georgia 30004
Fax: (678) 867-7674

with a copy to: G. William Thackston, Jr., Esq.
6100 Lake Forrest Drive
Sandy Springs, Georgia 30328
Fax: (404) 806-7685

4. Miscellaneous.

a) In the event that Purchaser or any of the Sellers are in default under or in breach of the terms of this Agreement, the other party shall have all rights and remedies available at law and in equity on account of such circumstance, including, without limitation, the right of specific performance.

b) This Agreement shall be construed and interpreted under the laws of the State of Georgia, without giving effect to the principles of conflict of law.

c) The failure of either party to exercise any power given either party hereunder or to insist upon strict compliance by either party of its obligations hereunder shall not constitute a waiver of either party's right to demand exact compliance with the terms hereof.

d) This Agreement contains the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. This provision may not be orally waived.

e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, assigns and successors.

f) No amendment to this Agreement shall be binding on any of the parties to this Agreement unless such amendment is in writing, and such amendment is executed by all of the parties to this Agreement. This provision may not be orally waived.

g) No waiver or consent permitted or contemplated by this Agreement shall be effective or binding on any of the parties hereto unless the same is in writing and delivered and received from one party to the other.

h) The captions and headings of the paragraphs contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such paragraphs, or in any way affect this Agreement.

i) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

j) In the event that any notice or performance date hereunder shall be required to be performed on a weekend or legal holiday, then such date shall automatically be extended to the next regular business day.

k) Neither party shall have the right to assign any of its rights or obligations in this Agreement without the prior written consent of the other party in its discretion.

l) If any paragraph, section, provision, sentence, clause, or portion of this Agreement is determined to be illegal, invalid, or unenforceable, such determination shall in no way affect the legality, validity, and enforceability of any other paragraph, section, provision, sentence, clause, or portion of this Agreement, and any such affected portion or provision shall be modified, amended, or deleted to the extent possible and permissible to give the fullest effect to the purposes of the parties to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

PURCHASER:

Brooklyn Cheesecake & Desserts Company, Inc.

By:____________________________________
Jeffrey S. Cosman, Chief Executive Officer

(CORPORATE SEAL)

Sworn to and subscribed before me this
______ day of _________________, 201_.

____
Witness

____
Notary Public
My commission expires:

[SEAL]

(Executions continue on next page)

SELLER:

_______________________________________(L.S.)
Robert W. Monette

Sworn to and subscribed before me this
______ day of ________________, 201__.

____
Witness

____
Notary Public
MY commission expires:

EXHIBIT 2.4(a)(17)

ASSIGNMENT AGREEMENTS CONVEYING MEMBERSHIP INTERESTS TO BUYER

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment Agreement") is made and entered into as of ________________ ____, 2015, by and between ________________________________,("Assignors"), and BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC., a New York corporation ("Assignee").

WHEREAS, Assignors and Assignee entered into that certain Membership Interest Purchase Agreement (the "Purchase Agreement"), pursuant to which, among other things, and upon the terms and subject to the conditions set forth in the Purchase Agreement, Assignors will sell, convey, assign, transfer and deliver to Assignee, and Assignee will purchase and acquire from Assignors, all of Assignors' right, title and interest in and to 100% of the membership interests of Utility Partners, LLC, a Georgia limited liability company(the Membership Interests; and

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Purchase Agreement, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. The foregoing recitations and schedules referenced therein are true and correct and incorporated herein by this reference.

2. Effective as of __ p.m. (Eastern time) on ____________________, 2015 (the "Effective Time"), Assignors hereby assign, sell, transfer and sets over (collectively, the "Assignment") to Assignee all of Assignor's right, title, benefit, privileges and interest in and to of the Membership Interests, free and clear of all third party claims and liens. Assignee hereby accepts the Assignment

3. The parties hereto ratify and affirm each and every representation and warranty and unfulfilled covenant contained in the Purchase Agreement and further agree that the representations and warranties and all unfulfilled covenants, agreements and indemnities of the parties as contained in the Purchase Agreement shall survive the execution and delivery of this instrument and shall not be merged herewith. The parties hereto further agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be altered, waived or superseded hereby, but shall remain in full force and effect. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the Purchaser Agreement shall govern. Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

4. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment Agreement and the Purchase Agreement, including, without limitation, obtaining from third parties notices and consents to assignment, where applicable, with respect to the Membership Interests.

5. This Assignment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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EXHIBIT 3.1(d)

OPERATING AGREEMENT

SCHEDULE 3.1(g)

<u>"ASSETS"</u>

(i) all tangible personal property used in the Business, including, without limitation, the items set forth on Schedule 3.1(g)I attached hereto and made a part hereof, but excluding the items set forth on Schedule 3.1(g)II attached hereto and made part hereof;

(ii) all customer accounts, customer relationships, customer contracts and agreements, and all other contracts, agreements and written instruments relating to the Business, whether written or verbal;

(iii) all approvals, permits, franchise rights, consents, licenses and other authorizations, and all pending applications therefor or renewals thereof relating to the ownership, development and operation of the Business, the Premises and the Assets;

(iv) the Leases;

(v) the going concern value and goodwill of the Business and the Company with respect to the Business;

(vi) originals and copies of all data and records (whether in print, electronic or other format), related to the Business and the Assets, or used in the conduct and operation of the Business and ownership and operation of the Assets including, without limitation, client, customer and supplier lists and records, volume reports and records, service and warranty records, financial and accounting records, studies, reports, correspondence related to the Business and the Assets and other similar documents and records;

(vii) the rights of the Company under (and the benefit of) all non-competition agreements executed by former employees of the Business in favor of the Company or any predecessor of the Company in regard to the Business;

(viii) all inventory maintained for the operation of the Business as are in place as of end of the Inspection Period period;

(ix) all intangible property in any way used in the Business or associated with the Business or Premises including, without limitation, the Permits, goodwill, all trademarks, trade names, licenses, copyrights, patents, websites, telephone numbers, programs, the name "Utility Partners", franchise rights, securities, contractual rights, warranties, guarantees, licenses or permits;

(x) all accounts receivable generated in the operation of the Business;

(xi) To the extent not already referred to herein, all equipment, inventory and other assets used in the operation of the Business except those set forth in Schedule 3.1(g)II attached hereto and made a part hereof.

SCHEDULE 3.1(h)

THIRD PARTY CLAIMS OR LIENS ON COMPANY ASSETS

SCHEDULE 3.1(j)

NONE

SCHEDULE 3.1(l)

COMPANY OR SELLER NOTICES AND/OR CONSENTS FROM THIRD PARTY(IES)

EXHIBIT 3.1(n)

BUSINESS OR ASSET LIABILITIES OR OBLIGATIONS

SCHEDULE 3.1(cc)

<u>LEASES</u>

SCHEDULE 3.1(rr)

LIST OF EMPLOYEES

SCHEDULE 4.3

PURCHASER REQUIRED NOTICES

NONE